EXECUTION COPY

Exhibit 4(a)

Stratus Technologies, Inc.

$170,000,000 10.375% Senior Notes due 2008

INDENTURE

Dated as of November 18, 2003

U.S. Bank National Association

Trustee

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ii

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SECTION 13.11.	Multiple Originals	107
SECTION 13.12.	Table of Contents; Headings	107
SECTION 13.13.	Severability	107
SECTION 13.14.	No Adverse Interpretation of Other Agreements	108
SECTION 13.15.	Agent for Service of Process	108
SECTION 13.16.	No Personal Liability	108

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EXHIBITS

EXHIBIT A - FORM OF TRANSFER RESTRICTED SECURITY

EXHIBIT B - FORM OF EXCHANGE SECURITY

EXHIBIT C - FORM OF CERTIFICATE OF TRANSFER

EXHIBIT D - FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT E - FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

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CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(b)	7.08; 7.10
(c)	N/A
311(a)	7.11
(b)	7.11
(c)	N/A
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N/A
(b)(2)	7.06
(c)	13.02
(d)	7.06
314(a)	4.02; 4.09
(b)	N/A
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	13.04
(d)	N/A
(e)	13.05
(f)	N/A
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	13.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
N/A means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of November 18, 2003, among Stratus Technologies, Inc., a Delaware corporation (the “Issuer”), Stratus Technologies International, S.à r.l., Stratus Equity S.à r.l., SRA Technologies Cyprus, Ltd., Stratus Technologies Bermuda, Ltd., Stratus Technologies Ireland Limited, Stratus Research & Development Ltd., Cemprus, LLC and Cemprus Technologies, Inc., as guarantors (each an “Initial Guarantor”), and U.S. Bank National Association, a national banking association (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer’s 10.375% Senior Notes due 2008 issued on the Closing Date, (ii) any Additional Securities (as defined herein) that may be issued on any other Issue Date (all such Securities in clauses (i) and (ii) being referred to collectively as the “Initial Securities”) and (iii) if and when issued as provided in a Registration Rights Agreement, the Issuer’s 10.375% Senior Notes due 2008 issued in a Registered Exchange Offer (as defined below) in exchange for any Initial Securities (the “Exchange Securities” and together with the Initial Securities, the “Securities”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other Person’s merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Debt secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Securities” means Initial Securities initially issued subsequent to the Closing Date pursuant to Article II and in compliance with Section 4.03.

“Affiliate” of any specified Person means:

(1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person;

(2) any other Person that owns, directly or indirectly, 5% or more of such specified Person’s Voting Stock; or

(3) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (1) or (2) above.

For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any

Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to a Security at any redemption date, the greater of (i) 1.0% of the principal amount of such Security or (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at December 1, 2006 (such redemption price being set forth in Section 3.07(b)) plus (2) all required interest payments due on such Security through December 1, 2006 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security, if greater.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) (provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and the Restricted Issuer Subsidiaries or the Parent Guarantor and its Restricted Subsidiaries, as the case may be, taken as a whole shall be governed by Section 5.01 or 5.02 and not by Section 4.06), and

(2) the issue or sale by the Parent Guarantor or any of its Restricted Subsidiaries of Equity Interests of any of the Parent Guarantor’s Subsidiaries (other than director’s qualifying shares).

Notwithstanding the foregoing, the following shall not be Asset Sales:

(a) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(b) a transfer of assets or an issuance of Equity Interests by a Restricted Subsidiary to the Parent Guarantor or to another Restricted Subsidiary or a transfer of assets by the Parent Guarantor to a Restricted Subsidiary;

(c) a Restricted Payment or Permitted Investment that is permitted by Section 4.04 (including any formation of, or contribution of assets to, a Subsidiary or joint venture);

(d) leases or subleases to third parties, of real property owned in fee or leased by the Parent Guarantor or its Subsidiaries or a disposition or assignment (as lessor) of a lease of real property, or a license of intellectual property, in each case, in the ordinary course of business;

(e) the sale or lease of products, services or accounts receivable of the Parent Guarantor or any of its Subsidiaries in the ordinary course of business, or any disposition of property or assets that in the reasonable judgment of the Parent Guarantor, have become damaged, obsolete or worn out;

(f) the disposition of Cash Equivalents, Investment Grade Securities or cash;

(g) the exchange of property or assets of the Parent Guarantor or one of its Restricted Subsidiaries for property, businesses or assets or Capital Stock of a Person all or substantially all of whose assets are of a type used in a Permitted Business (provided, that such Person initially be designated a Restricted Subsidiary if such Person becomes a Subsidiary of the Parent Guarantor by virtue of such exchange), or a combination of any such property, businesses or assets, or Capital Stock of such Person and cash or Cash Equivalents, in each case with an equal or greater Fair Market Value, provided, that (i) a majority of the Directors of the Board of Directors of the Parent Guarantor shall have approved a resolution that such exchange is fair to the Parent Guarantor or such Restricted Subsidiary, as the case may be, and (ii) any cash or Cash Equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Proceeds from an Asset Sale as set forth pursuant to Section 4.06(b), and provided further, that any Capital Stock of a Person received in an exchange pursuant to this clause (g) shall be owned directly by the Parent Guarantor or a Restricted Subsidiary and, when combined with the Capital Stock of such Person already owned by the Parent Guarantor and its Restricted Subsidiaries, shall constitute a majority of the voting power and Capital Stock of such Person; and

(h) the Ireland Sale Leaseback Transaction.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner,” “Beneficially Own” and Beneficial Ownership” have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5, under the Exchange Act, except that in calculating the beneficial ownership of any particular “person”, as such term is used in Section 13(d)(3) of the Exchange Act, such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person, or (except if used in the definition of “Change of Control”) any authorized committee of the Board of Directors of such Person.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(3) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the government of (a) any of the United Kingdom, Switzerland, Sweden, the United States of America, Japan, France, Germany or any other member state of the European Union (as currently constituted), or (b) any other state or country in which the Parent Guarantor or any of its Restricted Subsidiaries has operations, provided, that the Investment is made by the Parent Guarantor or Restricted Subsidiary having such operations, or (c) any agency or instrumentality of any of the foregoing (provided, that the full faith and credit of the relevant jurisdiction is pledged in support thereof), or by any European Union central bank, and in each case having maturities of not more than one year from the date of acquisition;

(2) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300.0 million;

(3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”) and in each case maturing within one year after the date of acquisition;

(5) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P;

(6) Debt with a rating of “A” or higher from S&P or “A2” or higher from Moody’s; and

(7) investment funds investing at least 95% of their assets in securities of the types described in clauses (2)-(5) above.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a member of the Initial Control Group;

(2) prior to the earlier to occur of the first public offering of Voting Stock of the Parent Guarantor or Holdings (the “Relevant Company”), the Initial Control Group ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Relevant Company, whether as a result of the issuance of securities of the Relevant Company, any merger, consolidation, liquidation or dissolution of the Relevant Company, any direct or indirect transfer of securities by the Initial Control Group or otherwise (for purposes of this clause (2) and clause (3) below, the Initial Control Group shall be deemed to beneficially own any Voting Stock of an entity (the “specified entity”) held by any other entity (the “parent entity”) so long as the Initial Control Group beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

(3) following the first public offering of Voting Stock of the Parent Guarantor or Holdings (in either case, the “New Public Company”), (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the beneficial owner (as defined in clause (2) above), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the New Public Company, and (b) the Initial Control Group “beneficially owns” (as defined in clause (2) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the New Public Company, than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the New Public Company (for purposes of this clause (3), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person “beneficially owns” (as defined in clause (2) above), directly or indirectly, in the aggregate more than 40% of the voting power of the Voting Stock of such parent entity and the Initial Control Group “beneficially owns” (as defined in clause (2) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

(4) at any time after the first public offering of common stock of the Parent Guarantor or Holdings (the “Existing Public Company”), any person other than the Initial Control Group (or their designated board members), (a)(i) nominates one or more individuals for election to the Board of Directors of the Existing Public Company which individuals have not been approved for election by the Initial Control Group or a vote of the majority of the Board of Directors then in office and (ii) solicits proxies, authorizations or consents in connection therewith and (b) such number of nominees elected to serve on the Board of Directors in such election and all previous elections after the Closing Date and not so approved represents a majority of the Board of Directors of the Existing Public Company following such election.

“Clearstream” means Clearstream Banking, S.A.

“Closing Date” means November 18, 2003.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) plus, without duplication, to the extent deducted in computing such Consolidated Net Income:

(a) Consolidated Interest Expense and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period;

(b) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such period;

(c) depreciation and amortization expense, including amortization of inventory write-up under SFAS 141, amortization or write-off of intangibles (including goodwill and the non-cash costs of Interest Rate Agreements or Currency Agreements, license agreements and non-competition agreements), amortization of management fees, non-cash amortization of Capital Lease Obligations, and organization costs;

(d) expenses and charges related to any equity offering, incurrence of Debt or Permitted Investment permitted to be incurred or made by this Indenture (including any such expenses or charges relating to the Recapitalization);

(e) the amount of any restructuring charge or other type of special charge or reserve;

(f) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions;

(g) any non-cash write-downs, non-cash write-offs, and other non-cash charges, items and expenses;

(h) the amount of any expense relating to any minority interest of Restricted Subsidiaries; and

(i) costs of surety bonds in connection with financing activities, and

(2) minus any cash payment for which a reserve or charge of the kind described in clauses (e), (g) or (h) of clause (1) above was taken previously during such period.

“Consolidated Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Debt (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Coverage Ratio is made (the “Calculation Date”), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Parent Guarantor or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Consolidated Interest Expense, and the change in Consolidated Cash Flow, resulting directly therefrom and as a result of any Pro Forma Cost Savings) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent Guarantor or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Issuer. If any Debt to which pro forma effect is given bears interest at a floating rate, the interest expense on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Debt, excluding, however, (a) amortization or write-off of debt issuance costs, commissions, fees and expenses and (b) customary commitment, administrative and transaction fees and charges);

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

(3) any interest accruing on Debt of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; and

(4) dividends paid in respect of any Disqualified Stock of the Issuer or cash dividends paid on any Preferred Stock of a Restricted Subsidiary of the Issuer held by Persons other than the Issuer or a Subsidiary, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (without duplication); provided, that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person and the net losses of any such Person shall only be included to the extent funded with cash from the Parent Guarantor or any Restricted Subsidiary;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived;

(3) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP);

(4) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Parent Guarantor or any Restricted Subsidiary shall be excluded, provided, that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of Holdings (other than Disqualified Stock);

(5) to the extent deducted in determining Net Income, the fees, expenses and other costs incurred in connection with the Recapitalization, in each case, to the extent that such fee, expense, cost or payment was disclosed in the Offering Circular shall be excluded; and

(6) with respect to periods prior to the Closing Date, Consolidated Net Income shall include (without duplication) all adjustments to EBITDA reflected in the calculation of Adjusted EBITDA set forth in footnote (5) to “Summary Consolidated Financial Data.”

“Corporate Trust Office” means the office of the Trustee specified in Section 13.02 or any other office specified by the Trustee from time to time pursuant to such Section.

“Credit Facilities” means, with respect to the Parent Guarantor and its Restricted Subsidiaries, one or more debt facilities (including the New Credit Facility) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, factoring or other receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Parent Guarantor or any Restricted Subsidiary is a party or of which it is a beneficiary.

“Custodian” means the Securities Custodian.

“Debt” means, with respect to any Person (without duplication):

(1) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2) all indebtedness under clause (1) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person); provided, that the amount of indebtedness of such Person shall be the lesser of:

(a) the fair market value of such asset at such date of determination; and

(b) the amount of such indebtedness of such other Persons;

(3) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (1) of any other Person; and

(4) any Disqualified Stock of such Person,

provided, however, that “Debt” shall not include:

(a) obligations of the Parent Guarantor or any of its Restricted Subsidiaries arising from agreements of the Parent Guarantor or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

(i) such obligations are not reflected on the balance sheet of the Parent Guarantor or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (i)); and

(ii) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Parent Guarantor and its Restricted Subsidiaries in connection with such disposition,

(b) (i) obligations under (or constituting reimbursement obligations with respect to) letters of credit, performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of a Permitted Business, including letters of credit in respect of workers’ compensation claims, security or lease deposits and self-insurance; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing, and (ii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three business days of incurrence; or

(c) purchase price holdbacks in connection with purchasing in the ordinary course of business of the Parent Guarantor and its Restricted Subsidiaries;

(d) obligations under infringement indemnities with respect to third party intellectual property provided in connection with the sales of products in the ordinary course of business.

Except as otherwise expressly provided in this definition or in the definition of “Disqualified Stock,” the amount of any Debt outstanding as of any date shall be:

(a) the accreted value thereof, in the case of any Debt issued at a discount to par; and

(b) the principal amount thereof in the case of any other Debt.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Securities” means Securities that are in the form of Exhibit A or Exhibit B attached hereto that do not include the Global Securities Legend therein.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” means or includes such successor.

“Disqualified Equity Interests” means Disqualified Stock and all warrants, options or other rights to acquire Disqualified Stock (but excluding any debt security that is convertible into, or exchangeable for, Disqualified Stock).

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities; or

(2) convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Debt having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Securities.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Parent Guarantor or its Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor in order to satisfy applicable statutory or regulatory obligations, (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent Guarantor to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent Guarantor shall not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Issuer’s purchase of such Securities as are required to be repurchased pursuant to Section 4.08, and (C) no Capital Stock held by any future, present or former employee, director, officer or consultant of the Parent Guarantor (or any of its Restricted Subsidiaries) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

For purposes hereof, the amount (or principal amount) of any Disqualified Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date as of which the Consolidated Coverage Ratio shall be required to be determined pursuant to Section 4.03, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

“Domestic Subsidiary” means any Restricted Subsidiary of the Parent Guarantor that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Credit Facility” means the Amended and Restated Credit Agreement, dated as of December 21, 2000 (as amended by Letter Amendment, dated January 30, 2001 (the “Letter Amendment”), and as further amended by the Second Amendment, dated as of January 15, 2003, among the Issuer, Stratus Technologies International, S.à r.l. and the financial institutions named therein, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

“Existing Debt” means Debt of the Issuer and its Restricted Subsidiaries (other than Debt under the New Credit Facility) in existence on the Closing Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s-length transaction, as determined in good faith by an executive officer of the Issuer (unless otherwise provided herein).

“Foreign Subsidiary” means any Restricted Subsidiary of the Parent Guarantor that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect as of the Closing Date.

“Global Securities Legend” means the legend set forth in the first two paragraphs of Exhibit A or Exhibit B hereto, together with the Schedule of Increases and Decreases in Global Security included at the end of Exhibit A or Exhibit B.

“Global Security” means a Security that is in the form of Exhibit A or Exhibit B hereto that includes the Global Securities Legend therein, in accordance with Section 2.06(g) hereof.

“Government Notes” means non-redeemable, direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

“Guarantors” means:

(1) the Parent Guarantor and each of its Restricted Subsidiaries, other than Foreign Subsidiaries of the Issuer;

(2) each Restricted Subsidiary that becomes a party to a Security Guarantee by executing and delivering to the Trustee a supplemental indenture after the Closing Date, and

(3) their respective successors and assigns,

in each case until released from its Security Guarantee in accordance with the terms of this Indenture; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not (but may) become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Interest Rate Agreements or Currency Agreements.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Holding Company” means Holdings (or any successor by merger or consolidation to Holdings) or any other direct or indirect parent of the Parent Guarantor.

“Holdings” means Stratus Technologies Group, S.A.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided, that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Debt of the Issuer or any Guarantor.

“IAI Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors other than those Securities sold in reliance on Rule 144A or Rule 903 of Regulation S.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Control Group” means Investcorp, its Affiliates (other than any Person who is an Affiliate of Investcorp solely as a result of clause (2) of the definition of “Affiliate”), members of the Management Group, the investors who are the initial holders of the Capital Stock of Holdings on the Closing Date, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Parent Guarantor’s or Holdings’ Capital Stock, any employee benefit plan of the Parent Guarantor or Holdings or any of its Subsidiaries or any participant therein, a trustee or other fiduciary holding securities under any such employee benefit plan or any Permitted Transferee of any of the foregoing Persons.

“Initial Purchasers” means Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Fleet Securities, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Parent Guarantor or any Restricted Subsidiary against fluctuations in interest rates.

“Investcorp” means Investcorp S.A., a Luxembourg société anonyme.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Parent Guarantor and its Subsidiaries; and

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person and Guarantees of Debt not otherwise prohibited to be incurred under this Indenture), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing plan contributions made in the ordinary course of business), and purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. If the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Parent Guarantor, the Parent Guarantor shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the second to last paragraph of Section 4.04(b).

“Ireland Sale Leaseback Transaction” means the sale of the property located at College Business & Technology Park, Blanchardstown Road North, Blanchardstown Dublin 15, Republic of Ireland by Stratus Technologies Ireland Ltd. for an aggregate purchase price of up to $25.0 million and the leaseback of such property by Stratus Technologies Ireland Ltd. from the purchaser thereof.

“Issue Date” means the date on which the Initial Securities are first issued under this Indenture.

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the management of the Parent Guarantor or the Restricted Subsidiaries of the Parent Guarantor.

“Net Income” means, with respect to any Person and any period, the unconsolidated net income (or loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends of such Person, excluding, however:

(1) any extraordinary or non-recurring gains or losses or charges (including non-cash charges resulting from any write-up, write-down or write-off of amounts in connection with the Recapitalization) and gains or losses or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges; and

(2) deferred financing costs written off in connection with the early extinguishment of Debt;

provided, however, that Net Income shall be deemed to include any increases during such period to shareholder’s equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

“Net Proceeds” means the aggregate cash proceeds or Cash Equivalents received by the Parent Guarantor or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium, if any, and interest on Debt that is not subordinated to the Securities and required (other than as required by clause (a) of the third paragraph of Section 4.06 or by similar provisions in other agreements) to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Parent Guarantor as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Parent Guarantor after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Credit Facility” means the Credit Agreement dated as of November 18, 2003 among the Issuer and the financial institutions named therein, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

“Non-Recourse Debt” means Debt:

(1) as to which neither the Parent Guarantor nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt (other than the Securities) of the Parent Guarantor or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Parent Guarantor or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, Guarantees and other liabilities payable under the documentation governing any Debt, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Offering Circular” means the offering circular dated November 6, 2003 relating to the sale of $170,000,000 aggregate principal amount of Initial Securities.

“Officers” means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, any Guarantor or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers’ Certificate, without any independent investigation.

“Parent Guarantor” means Stratus Technologies International, S.à r.l.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the businesses conducted by the Issuer and its Subsidiaries as of the Closing Date and any other business reasonably related, complementary or incidental to any of those businesses.

“Permitted Investments” means:

(1) any Investment in the Parent Guarantor or in a Restricted Subsidiary of the Parent Guarantor (including in any Equity Interests of a Restricted Subsidiary);

(2) any Investment in (a) cash, Cash Equivalents or Investment Grade Securities or (b) to the extent determined by the Parent Guarantor in good faith to be necessary for local currency working capital requirements of a Foreign Subsidiary, other cash equivalents, provided, that in the case of clause (b), the Investment is made by the Foreign Subsidiary having such operations;

(3) any Investment by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Parent Guarantor or (B) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor;

(4) any securities received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06 or in connection with any other disposition of assets not constituting an Asset Sale;

(5) any Investments solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent Guarantor or any Holding Company;

(6) receivables owing to the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Parent Guarantor or Restricted Subsidiary deems reasonable;

(7) loans or advances to employees and officers (or loans to Holdings, the proceeds of which are used to make loans or advances to, or guarantees of third-party loans to employees or officers of the Parent Guarantor or a Restricted Subsidiary) in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(8) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement);

(9) any Investment existing on the Closing Date or made pursuant to legally binding written commitments in existence on the Closing Date;

(10) Investments in Interest Rate Agreements and Currency Agreements not otherwise prohibited under this Indenture; and

(11) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (11) that are at that time outstanding, not to exceed $15.0 million.

“Permitted Liens” means:

(1) Liens securing Debt and other Obligations that were permitted to be incurred pursuant to clause (1) or clause (10) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto;

(2) Liens in favor of the Parent Guarantor or any Restricted Subsidiary;

(3) Liens on property (i) existing at the time of acquisition thereof or (ii) of a Person existing at the time such Person is merged into or consolidated with or acquired by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or to those of the Person merged into or consolidated with the Parent Guarantor or a Restricted Subsidiary, as the case may be;

(4) Liens that secure Debt of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent Guarantor, provided, that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Parent Guarantor;

(5) banker’s Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) without limitation of clause (4) above, Liens to secure Debt (including Capital Lease Obligations and Attributable Debt) permitted by Section 4.03(b)(4) covering only the assets acquired, leased, constructed or improved with such Debt or Liens covering the assets of Stratus Technologies Ireland Ltd. arising in the Ireland Sale Leaseback Transaction;

(7) Liens existing on the Closing Date;

(8) (A) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and (B) Liens for taxes, assessments or governmental charges or claims, in each case, that are not yet due or delinquent or that are bonded, as the case may be, or that are being contested in good faith and by appropriate proceedings provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9) Liens, pledges or deposits in connection with (A) workmen’s compensation obligations and general liability exposure of the Parent Guarantor and its Restricted Subsidiaries and (B) unemployment insurance and other social security legislation;

(10) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit;

(11) (A) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor has easement rights or on any real property leased by the Parent Guarantor or any Restricted Subsidiary on the Closing Date and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(12) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(13) Liens on assets or properties of the Parent Guarantor or its Subsidiaries securing (a) Hedging Obligations entered into in the ordinary course of business or (b) Interest Rate Agreements in respect of Debt secured by a Lien on such property or asset;

(14) amendments or renewals of Liens that were permitted to be incurred; provided, in each case, that such Liens do not extend to any additional property or assets of the Parent Guarantor or a Restricted Subsidiary;

(15) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by the Parent Guarantor or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(16) Liens on assets of Foreign Subsidiaries that are not Guarantors; and

(17) Liens incurred in the ordinary course of business of the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor with respect to obligations that do not exceed $5.0 million at any one time outstanding and that do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Parent Guarantor or such Restricted Subsidiary.

“Permitted Refinancing Debt” means any Debt of the Parent Guarantor or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Parent Guarantor or any of its Restricted Subsidiaries incurred in compliance with this Indenture; provided, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith);

(2) in the case of term Debt,

(a) principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of

(i) the Stated Maturity of those under the Debt being refinanced and

(ii) the maturity date of the Securities and

(b) such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the lesser of

(i) the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded and

(ii) the Weighted Average Life to Maturity of the Securities;

(3) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Debt is incurred either by the Parent Guarantor or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

The Parent Guarantor may incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided, that upon the incurrence of such Permitted Refinancing Debt, the Parent Guarantor shall provide written notice thereof to the Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt.

“Permitted Transferee” means, with respect to any Person:

(1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person;

(2) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person;

(3) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, former spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which it holds, the Beneficial Ownership of any securities of the Parent Guarantor; and

(4) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1)(A) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means with respect to any reference period ended on or before any date of determination, the pro forma effect of any cost savings that (1) are attributable to any Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations, (2) either (a) have been calculated on a basis consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date of this Indenture or (b) have begun to be implemented on the Calculation Date or have been identified and approved by the Board of Directors and are reasonably expected to begin to be implemented within six months following the date of such Investment, acquisition, disposition, merger, consolidation or discontinued operation and (3) are determined based on a supportable, good faith estimate of the chief financial officer of the Issuer, the Restricted Subsidiary or business, as the case may be, as if all such cost savings had been effected as of the beginning of such reference period, decreased by any incremental expenses (other than capitalized expenses) that are or would be incurred during the reference period in order to achieve such cost savings.

“Public Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Holdings or the Parent Guarantor, as applicable, pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Holdings or the Parent Guarantor, as applicable).

“Purchase Agreement” means (i) with respect to the Initial Securities issued on the Closing Date, the Purchase Agreement dated November 6, 2003 for the purchase of $170,000,000 principal amount of Initial Securities among the Issuer, the Initial Guarantors and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof and (ii) with respect to any Additional Securities, any purchase or underwriting agreement entered into by the Issuer, any Guarantors and the initial purchasers or underwriters with respect thereto, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Recapitalization” means (i) the sale of the Initial Securities, (ii) the transactions contemplated by New Credit Facility, (iii) the repayment of indebtedness under the Existing Credit Facility, (iv) the purchase by Stratus Technologies Bermuda Ltd. of 4,937835 outstanding

Series A Preference Shares of Holdings from Investcorp Stratus Limited Partnership, MidOcean Capital Partners Europe, L.P. and Intel Atlantic, Inc., (v) the purchase by Stratus Technologies Bermuda Ltd. of up to 547,356 outstanding ordinary shares of Holdings from current holders of ordinary shares, (vi) the cancellation by the Issuer of vested stock options to purchase ordinary shares of Holdings held by the employees of the Parent Guarantor and its Subsidiaries and (vii) the payment of related transaction fees and expenses.

“Registered Exchange Offer” means an offer made by the Issuer pursuant to a Registration Rights Agreement and under an effective registration statement under the Securities Act to exchange Exchange Securities for outstanding Initial Securities substantially identical in all material respects to such Initial Securities (except for the differences provided for therein).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of November 18, 2003, among the Issuer, the Initial Guarantors and the Initial Purchasers, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

“Regulation S Permanent Global Security” means a permanent Global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Securities upon expiration of the Restricted Period.

“Regulation S Temporary Global Security” means a temporary Global Security in the form of Exhibit A hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

“Representative” means any agent or representative in respect of any Designated Senior Debt; provided, that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Issuer Subsidiary” means any Restricted Subsidiary that is a Subsidiary of the Issuer.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Securities Legend” means the legend set forth in the third paragraph of Exhibit A hereto.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means any Debt of the Issuer or any Guarantor secured by a Lien on assets or property of the Issuer, any Guarantor or any Subsidiary of a Guarantor.

“Securities” has the meaning stated in the recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Securities” shall include any Exchange Securities to be issued and exchanged for any Initial Securities pursuant to a Registration Rights Agreement and this Indenture. From and after the issuance of any Additional Securities (but not for purposes of determining whether such issuance is permitted hereunder), “Securities” shall include such Additional Securities for purposes of this Indenture and all Exchange Securities from time to time issued with respect to any Initial Securities that constitute such Additional Securities. All Securities, including any such Additional Securities, shall vote together as one series of Securities under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to any Global Security (as appointed by the Depositary), or any successor entity thereto covered in 2.03.

“Security Guarantee” means the unconditional Guarantee by each Guarantor of the Issuer’s Obligations under the Securities, as set forth in Article XI hereof. Any Guarantor that is not a party to this Indenture on the Closing Date shall become a Guarantor by executing and delivering to the Trustee a supplemental indenture pursuant to Sections 4.10 and 9.01.

“Securityholder” means a Holder.

“Senior Debt” means all Debt of the Issuer or any Guarantor, other than Subordinated Debt.

“Senior Officer” means the Chief Executive Officer or the Chief Financial Officer of the Parent Guarantor.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Special Interest” has the meaning set forth in a Registration Rights Agreement.

“Specified Affiliate Payments” means:

(1) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests; and

(2) dividends, other distributions or other amounts paid by the Parent Guarantor to Holdings (a) in amounts equal to amounts required for Holdings to pay franchise taxes and other expenses required to maintain its corporate existence and provide for other operating costs of up to $300,000 (or its foreign currency equivalent) per fiscal year or (b) to pay, or reimburse Holdings for, the costs, fees and expenses incident to a private placement or public offering of any of the Capital Stock of Holdings, so long as the net proceeds of such offering (if it is completed) are contributed to, or otherwise used for the benefit of, the Parent Guarantor.

“Stated Maturity” means, with respect to any installment of interest on or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

“Subordinated Debt” means any Debt of the Issuer or any Guarantor (whether outstanding on the Closing Date or thereafter incurred) that is contractually subordinate or junior in right of payment to the Securities or the applicable Security Guarantee.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means any Restricted Subsidiary that is a Guarantor of the Notes.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as stated in Section 9.03.

“Transfer Restricted Securities” means Securities that bear or are required to bear the Restricted Securities Legend.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to December 1, 2006, provided, however, that if the period from the redemption date to December 1, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 1, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Global Security” means a Global Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Parent Guarantor (other than the Issuer or any successor to the Issuer) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(a)	has no Debt other than Non-Recourse Debt;

(b)	except as permitted by Section 4.07, is not party to any agreement, contract, arrangement or understanding with the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent Guarantor or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent Guarantor;

(c)	has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Parent Guarantor or any of its Restricted Subsidiaries; and

(d)	is a Person with respect to which neither the Parent Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(2) any Subsidiary of an Unrestricted Subsidiary, but only to the extent permissible under Section 4.10.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Debt.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

“144A Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Security sold in reliance on Rule 144A.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)
“Additional Amounts”	11.01(h)
“Agent Members”	2.13(a)
“Asset Sale Offer”	3.09(a)
“automatic stay”	8.02(f)
“Bankruptcy Law”	6.01
“Change of Control Offer”	3.09(a)
“Change of Control Payment”	4.08(a)
“Covenant Defeasance”	8.01(c)
“Coverage Ratio Exception”	4.03(a)
“CUSIP”	2.12
“Custodian”	6.01
“Designation”	4.10(a)
“DTC”	2.03
“estate”	8.02(f)
“Event of Default”	6.01
“Exchange Securities”	Preamble
“Guaranteed Obligations”	11.01
“incur”	4.03(a)
“Initial Securities”	Preamble
“Indemnified Party”	7.07
“Legal Defeasance”	8.01(b)
“Legal Holiday”	13.08
“Notice of Default”	6.01
“Offer Amount”	3.09(a)
“Offer Period”	3.09(a)
“Option of Holder to Elect Purchase”	3.09
“outstanding”	8.01(b)
“Paying Agent”	2.03
“Permitted Debt”	4.03(b)
“protected purchaser”	2.07
“Purchase Date”	3.09(a)
“qualified institutional buyers”	2.01(b)
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	11.01(h)

“Repurchase Offer”	3.09(a)
“Restricted Payments”	4.04(a)
“Restricted Payments Basket”	4.04(a)
“Revocation”	4.10(c)
“Tax Redemption Date”	3.07(d)
“Taxes”	11.01(h)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture, except that Section 316 is expressly excluded, to the maximum extent permissible thereunder. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” mean the Securities.

“indenture security holder” means a Security Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it, and all accounting definitions shall be made, in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means “including without limitation”;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Debt shall not be deemed to be subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Debt;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the incurrence of Debt;

(8) all references to “principal” of the Securities include redemption price and purchase price, and all references to “interest” on the Securities include Special Interest, if any;

(9) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price, excluding accrued and unpaid dividends, with respect to such Preferred Stock, whichever is greater; and

(10) all exhibits are incorporated by reference herein and expressly made a part of this Indenture.

ARTICLE II

THE SECURITIES

SECTION 2.01. Form and Dating.

(a) General. The Initial Securities and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. Any Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto. Any Securities in the form of Additional Securities shall be issued in the form of either (i) Exhibit A, if such Security is a Transfer Restricted Security, or (ii) Exhibit B, if such Security is not a Transfer Restricted Security. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security will be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Securities. Securities issued in global form will be substantially in the form of Exhibit A or Exhibit B attached hereto (including the Global Securities Legend thereon and the “Schedule of Increases or Decreases in Global Security” attached thereto). Securities issued in definitive form will be substantially in the form of Exhibit A or Exhibit B attached hereto (but without the Global Securities Legend thereon and without the “Schedule of Increases or Decreases in Global Security” attached thereto). Each Global Security will represent such of the outstanding Securities as will be specified therein, and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Securities. Initial Securities offered and sold in reliance on Regulation S will be issued initially in the form of a Regulation S Temporary Global Security, which will be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Through and including the 40th day after the date of this Indenture (such period through and including such 40th day, the “Restricted Period”), beneficial interests in the Regulation S Global Securities may be held only through Euroclear or Clearstream. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1)	a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security or an IAI Global Security bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2)	an Officers’ Certificate from the Issuer.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security will be exchanged for beneficial interests in Regulation S Permanent Global Security pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Security, the Trustee will cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by Participants through Euroclear or Clearstream.

SECTION 2.02. Execution and Authentication; Authenticating Agent. One or more Officers of the Issuer shall sign the Securities by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by two Officers (an “Authentication Order”), authenticate Securities for original issue up to the initial aggregate principal amount set forth on the face of the Securities. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which instrument shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer initially designates the Corporate Trust Office as such office of the Issuer in accordance with this Section 2.03.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA not otherwise excluded hereunder. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either the Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Issuer initially appoints The Depository Trust Issuer (“DTC”) to act as Depositary with respect to the Global Securities, and the Trustee shall initially be the Securities Custodian with respect to the Global Securities.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.04. Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Securities, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or an Affiliate of the Issuer) will have no further liability for the money. If the Issuer or an Affiliate of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Issuer.

Any money deposited with any Paying Agent, or then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Issuer at its request, or, if then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

SECTION 2.05. Securityholder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all

Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Issuer shall otherwise comply with Section 312(a) of the TIA.

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Issuer for Definitive Securities if:

(1)	the Depositary (a) notifies the Issuer that it is unwilling or unable to continue to act as Depositary for the Global Securities or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor Depositary;

(2)	the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Securities; provided, that in no event shall the Regulation S Temporary Global Securities be exchanged by the Issuer for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the Securities.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.09 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.09 hereof (other than pursuant to the second sentence of this Section 2.06(a)), shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a), however, beneficial interests in Global Securities may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)	Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)	All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)	both:

(i)	a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)	instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)	both:

(i)	a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)

instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided, that in no event shall a Definitive Security be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an

Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Security. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Security contained in this Indenture and the Security or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 2.06(h) hereof.

(3)	Transfer of Beneficial Interests in a Restricted Global Security for Beneficial Interest in Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)	prior to the expiration of the Restricted Period, if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)	if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C)	if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)	Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)	such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)	such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)	such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)	the Registrar receives the following:

(i)	if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

(ii)	if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1)	Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A)	if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B)	if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)	if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D)	if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)	if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)	if such beneficial interest is being transferred to the Parent Guarantor or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(G)	if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)	Beneficial Interests in Regulation S Temporary Global Security to Definitive Securities. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)	Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(A)	such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)	such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)	such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)	the Registrar receives the following:

(i)	if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(ii)	if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)	Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name and in such authorized denomination as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer or Exchange of Definitive Securities for Beneficial Interests.

(1)	Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)	if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B)	if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)	if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D)	if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)	if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)	if such Restricted Definitive Security is being transferred to the Parent Guarantor or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(G)	if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Security and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and in all other cases, the IAI Global Security.

(2)	Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A)	such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)	such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)	such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)	the Registrar receives the following:

(i)	if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(ii)	if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Security and increase or cause to be increased the aggregate principal amount of the appropriate Unrestricted Global Security.

(3)	Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of the appropriate Unrestricted Global Security.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so exchanged or transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)	Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of the Person who takes delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)	if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)	if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C)	if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)	Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A)	such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)	any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)	any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)	the Registrar receives the following:

(i)	if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(ii)	if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)	Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)	one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(2)	Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer.

Concurrently with the issuance of such Securities, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted, Unrestricted Definitive Securities in the appropriate principal amount.

(g) The following legends will appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)	Private Placement Legend.

(A)	Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT SHALL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO PARENT GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT SHALL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY

TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B)	Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Securities issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)	Global Security Legend. Each Global Security will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.

OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)	Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security will bear a legend in substantially the following form;

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATES NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or of Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, the principal amount of Securities represented by such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1)	To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2)	No service charge will be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(3)	The Registrar will not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(4)	All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5)	Neither the Registrar nor the Issuer will be required:

(A)	to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)	to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C)	to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(6)	Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)	The Trustee will authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02 hereof.

(8)	All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Security.

Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until Definitive Securities and Global Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities or Global Securities, as the case may be, and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

SECTION 2.10. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Issuer in accordance with the Trustee’s customary procedures. The Issuer shall not issue new Securities to replace Securities that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.12. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in “CUSIP” numbers.

SECTION 2.13. Book-Entry Provisions for Global Securities.

(a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or a nominee of such Depositary and (ii) be delivered to the Trustee as the initial Securities Custodian for such Depositary. Beneficial interests in Global Securities may be held indirectly through members of or participants in (“Agent Members”) the Depositary (including Clearstream and Euroclear in the case of the Regulation S Global Security).

Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as Securities Custodian, or under such Global Security, and the Depositary may be treated by the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) The Registrar shall register the transfer of Definitive Securities.

(c) The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.14. Special Transfer Provisions. Unless and until a Transfer Restricted Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

(a) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Securities that do not bear the Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear the Restricted Securities Legend unless either (i) the requirements under subsections (c)(3), (d)(2) or (e)(2) of Section 2.06 have been met or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(b) General. By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it shall transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.14. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE III

REDEMPTION

SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Section of this Indenture pursuant to which the redemption shall occur.

The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption shall comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee, unless the Trustee otherwise agrees. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis (among the Initial Securities and any Additional Securities, as one class), by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Securities of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable (subject to any procedures of the Depositary), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, unless the Issuer defaults in payment of the redemption price, interest and Special Interest cease to accrue on Securities or portions of them called for redemption.

SECTION 3.03. Notice. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of Securities or a satisfaction and discharge of this Indenture. Notices of redemption may not be conditional. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

(8) the CUSIP number, if any, printed on the Securities being redeemed;

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Issuer’s request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. Optional Redemption.

(a) Except as set forth in Section 3.07(b), (c) or (d), the Securities may not be redeemed prior to December 1, 2006. Thereafter, the Securities shall be subject to redemption at any time at the option of the Issuer, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2006	105.188%
2007	102.594%

(b) In addition, at any time and from time to time, prior to December 1, 2006, the Issuer may redeem up to 35% of the sum of (1) the original aggregate principal amount of Initial Securities under this Indenture and (2) the original aggregate principal amount of Additional Securities issued under this Indenture, if any, at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with either (i) the net cash proceeds of a Public Equity Offering of the Parent Guarantor or (ii) a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Public Equity Offering of Holdings; provided, that at least 65% of the sum of (x) the original aggregate principal amount of Initial Securities issued under this Indenture and (y) the original aggregate principal amount of Additional Securities issued under this Indenture, if any, (in each case, excluding Securities held by the Parent Guarantor and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and provided further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

(c) At any time on or prior to December 1, 2006, the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(d) The Issuer may redeem the notes, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of Securities, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date ) (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if, on the next date on which any amount would be payable in respect of the Securities any Guarantor is or would be required to pay Additional Amounts as a result of:

(1)	any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation, which change or amendment is formally proposed and becomes effective after the date of this Indenture; or

(2)	any change or amendment to the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation is formally proposed and becomes effective after the date of this Indenture, and, in either case, the relevant Guarantor cannot avoid any such payment obligation by taking all reasonable measures available to it. The Issuer will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the relevant Guarantor would be obligated to make such payment or withholding if a payment in respect of the notes were then due.

Prior to the publication or, where relevant, mailing of any notice of redemption of the notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Opinion of Counsel, to the effect that such a change or amendment has occurred and an Officer’s Certificate to the effect that the Guarantor cannot avoid the obligation to pay Additional Amounts by taking reasonable measures.

SECTION 3.08. No Sinking Fund. There shall be no sinking fund for the payment of principal on the Securities to the Securityholders.

SECTION 3.09. Repurchase Offers.

(a) If the Issuer shall be required to commence an offer to all Holders to purchase Securities (a “Repurchase Offer”) pursuant to Section 4.06 (an “Asset Sale Offer”) or pursuant to Section 4.08 (a “Change of Control Offer”), the Issuer shall follow the procedures specified in this Section 3.09:

(i) Within 30 days after (A) a Change of Control (unless (1) the Issuer is not required to make such offer pursuant to Section 4.08(b) or (2) all Securities have been called for redemption pursuant to Section 3.07(a) or (c)) or (B) the date on which the Issuer is required to make an Asset Sale Offer pursuant to Section 4.06, the Issuer shall commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement (the “Offer Period”), by sending a notice to the Trustee and each of the Holders, by first class mail, which notice shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to such Repurchase Offer. Such notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale requiring an Asset Sale Offer, as the case may be, and shall state:

(A) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.06 or 4.08, as the case may be;

(B) the principal amount of Securities required to be purchased pursuant to Section 4.06, in case of an Asset Sale Offer, or that the Issuer is required to offer to purchase all of the outstanding principal amount of Securities, in the case of a Change of Control Offer (such amount, the “Offer Amount”), the purchase price and, that on the date specified in such notice (the “Purchase Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, the Issuer shall repurchase an Offer Amount of Securities validly tendered and not withdrawn pursuant to this Section 3.09 and Section 4.06 or 4.08, as applicable;

(C) that any Security not tendered or accepted for payment shall continue to accrue interest;

(D) that, unless the Issuer defaults in making such payment, Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

(E) that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Security purchased;

(F) that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer by book-entry transfer, to the Issuer, the Depositary, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

(G) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

(H) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Securities surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (based upon the outstanding principal amount thereof), with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased;

(I) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(J) the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

(ii) On (or at the Issuer’s election, before) the Purchase Date, the Issuer shall, (A) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, the Securities or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if Securities aggregating less than the Offer Amount have been tendered, all Securities tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09, (B) deposit with the Paying Agent an amount equal to the payment required in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment or the payment due to each respective Holder in respect of the Asset Sale Offer, as applicable, with respect to the Securities tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Security, and the Trustee, upon written request from the Issuer, shall promptly authenticate and mail (or cause to be transferred by book-entry) such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Securities so surrendered, if any, provided, that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. On the Purchase Date, all Securities purchased by the Issuer shall be delivered to the Trustee for cancellation. All Securities or portions thereof purchased pursuant to the Repurchase Offer shall be canceled by the Trustee. The Issuer shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Securities or the portions of Securities repurchased. If a Security is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called is not repurchased upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

(b) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.09, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

(c) Once notice of repurchase is mailed in accordance with this Section 3.09, all Securities validly tendered and not withdrawn (or, in the case of an Asset Sale Offer, if the Issuer is not required to repurchase all of such Securities then the pro rata portion of such Securities that the Issuer may be required to purchase pursuant to Section 3.02 and/or 4.06, as applicable) become irrevocably due and payable on the Purchase Date at the purchase price specified herein. A notice of repurchase may not be conditional.

(d) Other than as specifically provided in this Section 3.09 or Section 4.06 or 4.08, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to Sections 3.02 and 3.06.

ARTICLE IV

COVENANTS

SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds by 11:00 a.m., New York City time, in accordance with this Indenture available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate and in the manner specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Reports. Whether or not required by the SEC’s rules and regulations, so long as any Securities are outstanding, the Parent Guarantor shall furnish to the Holders of Securities or cause the Trustee to furnish to the Holders of Securities, within the time periods specified in the SEC’s rules and regulations (except that the annual reports described in clause (b) below shall be furnished or filed within the time periods applicable to Form 10-K):

(a) all quarterly reports that would be required to be filed with the SEC on Form 10-Q (which reports may be filed under Form 6-K if permitted) if the Parent Guarantor were required to file such quarterly reports;

(b) all annual reports that would be required to be filed with the SEC on Form 20-F if the Parent Guarantor were required to file such reports; and

(c) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent Guarantor were required to file such current reports;

provided, that the first periodic report required under clause (a) above need not be furnished until 60 calendar days after the end of the relevant financial reporting period.

All such reports shall be prepared in all material respects in accordance with all of the SEC’s rules and regulations applicable to such reports. Each annual report on Form 10-K or Form 20-F, as appropriate, shall include a report on the Parent Guarantor’s consolidated financial statements by the certified independent accountants of the Parent Guarantor. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Parent Guarantor shall file a copy of each of the reports referred to in clauses (a) and (b) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website (or the website of the Issuer) within those time periods.

If, at any time after consummation of the exchange offer contemplated by the Registration Rights Agreement, the Parent Guarantor is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Parent Guarantor will nevertheless continue filing the reports specified in the preceding paragraphs with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuer agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Parent Guarantor’s filings for any reason, the Parent Guarantor will post the reports referred to in the preceding paragraph on its website (or the Issuer’s website) within the time periods that would apply if the Parent Guarantor were required to file those reports with the SEC.

In addition, the Parent Guarantor agrees that, for so long as any Securities remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the holders of the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuer also shall comply with the other provisions of TIA § 314(a).

SECTION 4.03. Incurrence of Debt and Issuance of Preferred Stock.

(a) The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Debt (including Acquired Debt) and the Parent Guarantor shall not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that the Parent Guarantor and its Restricted Subsidiaries may incur Debt (including Acquired Debt) and the Parent Guarantor’s Restricted Subsidiaries that are not Guarantors may issue Preferred Stock, if, in any such case, the Consolidated Coverage Ratio for the Parent Guarantor’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period (the “Coverage Ratio Exception”).

(b) The provisions of Section 4.03(a) shall not apply to the incurrence of any of the following items of Debt or Preferred Stock (collectively, “Permitted Debt”):

(1) the incurrence by the Issuer (and the guarantee thereof by the Guarantors) of term and revolving Debt and letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) under Credit Facilities; provided, that the aggregate principal amount of such Debt outstanding pursuant to this clause (1) without duplication, does not exceed $40.0 million;

(2) the incurrence by the Parent Guarantor and its Restricted Subsidiaries of Existing Debt;

(3) the incurrence by the Parent Guarantor of Debt represented by the Securities (other than Additional Securities) and by the Guarantors of Debt represented by the related Security Guarantees (other than Security Guarantees relating to Additional Securities);

(4) the incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of (a) Acquired Debt or (b) Debt (including Capital Lease Obligations and Attributable Debt related to sale leaseback transactions) or Preferred Stock for the purpose of financing or refinancing all or any part of the lease, purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Parent Guarantor or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Debt or Preferred Stock is owed to the seller or Person carrying out such construction or improvement or to any third party), in an aggregate principal amount (including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause (4)) not to exceed $15.0 million; provided, that, such Debt exists at the date of such purchase or transaction or is created within 180 days thereafter;

(5) the incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany Debt) that was permitted by Section 4.03(a) or clauses (2), (3), (4), (5) or (9) of this Section 4.03(b) to be incurred;

(6) the incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of intercompany Debt or Preferred Stock owed or issued to and held by the Parent Guarantor and any of its Restricted Subsidiaries, provided, however, that (a) any such Debt of the Parent Guarantor shall be subordinated and junior in right of payment to the Securities and (b)(i) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Parent Guarantor or a Restricted Subsidiary and (ii) any sale or other transfer of any such Debt or Preferred Stock to a Person that is not either the Parent Guarantor or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Parent Guarantor or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business (a) principally for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Indenture to be outstanding with a notional amount not greater than the amount of floating rate Debt outstanding or (b) principally for the purpose of fixing or hedging currency exchange rate risk incurred in the ordinary course of business;

(8) the Guarantee by the Parent Guarantor or any Restricted Subsidiary of Debt of the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor that was permitted to be incurred by another provision of this covenant;

(9) Debt incurred pursuant to the Ireland Sale Leaseback Transaction; and

(10) the incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under a Credit Facility) in an aggregate principal amount (or accreted value, as applicable), and the issuance by Restricted Subsidiaries that are Guarantor of Preferred Stock with a liquidation preference, at any time outstanding, pursuant to this clause (10) not to exceed an amount equal to $25.0 million.

(c) Notwithstanding any other provision in this covenant, the maximum amount of Debt that the Parent Guarantor or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with this Section 4.03:

(1) the outstanding principal amount of any particular Debt shall be counted only once such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall be disregarded;

(2) in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) of the definition of Permitted Debt above or is entitled to be incurred pursuant to Section 4.03(a), the Parent Guarantor shall, in its sole discretion, classify and/or re-classify such item of Debt in any manner that complies with this covenant and such item of Debt shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; provided, that all outstanding Debt under the New Credit Facility immediately following the offering shall be deemed to have been incurred pursuant to clause (1) of the definition of Permitted Debt; and

(3) accrual of interest (including the issuance of “pay in kind” securities or similar instruments in respect of such accrued interest or dividends), the accretion of accreted value or liquidation preference, the extension of maturity and the payment of dividends on Preferred Stock in the form of additional shares of the same class of Preferred Stock shall not be deemed to be an incurrence of Debt or issuance of Preferred Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Parent Guarantor as accrued.

SECTION 4.04. Restricted Payments.

(a) The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other distribution on account of the Parent Guarantor’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent Guarantor or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent Guarantor’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of the Parent Guarantor or to the Parent Guarantor or any of its Restricted Subsidiaries);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent Guarantor) any Equity Interests of the Parent Guarantor or any direct or indirect parent of the Parent Guarantor (other than Equity Interests held by the Parent Guarantor or any of its Restricted Subsidiaries);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Parent Guarantor (excluding any intercompany Debt between the Parent Guarantor and any of its Restricted Subsidiaries), except (a) a payment of interest, principal or other related Obligations at the Stated Maturity thereof and (b) the purchase, repurchase or other acquisition or retirement of Subordinated Debt of the Parent Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; and

(ii) the Parent Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception; and

(iii) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Parent Guarantor and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7) and (8) of Section 4.04(b)), is less than the sum (without duplication) (the “Restricted Payments Basket”) of:

(A) 50% of the Consolidated Net Income of the Parent Guarantor from the beginning of the fiscal quarter beginning on or about May 31, 2004, through the end of the latest full fiscal quarter for which internal financial statements of the Parent Guarantor are available preceding the date of such Restricted Payment, treated as a single accounting period (or, if such Consolidated Net Income for such period is negative, less 100% of such negative amount); plus

(B) 100% of the aggregate net cash proceeds, and the Fair Market Value of any Permitted Business (as determined by the Board of Directors of the Issuer), received by the Parent Guarantor from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, the equity capital of the Parent Guarantor (other than Disqualified Equity Interests), in either case after the Closing Date; plus

(C) the amount by which the aggregate principal amount (or accreted value, if less) of Debt of the Parent Guarantor or any Restricted Subsidiary is reduced on the Parent Guarantor’s consolidated balance sheet upon the conversion or exchange after the Closing Date of that Debt for Equity Interests (other than Disqualified Stock) of the Parent Guarantor, together with the net cash proceeds received by the Parent Guarantor at the time of such conversion; plus

(D) 100% of the aggregate net cash proceeds received by the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor since the Closing Date from (i) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Parent Guarantor or a Restricted Subsidiary) thereof made by the Parent Guarantor and its Restricted Subsidiaries and (ii) a cash dividend from, or the sale (other than to the Parent Guarantor or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, in each case to the extent not otherwise included in Consolidated Net Income of the Parent Guarantor for such period; plus

(E) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value (as determined by the Board of Directors of the Issuer) of the Investments of the Parent Guarantor and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary as of the date of such redesignation.

(b) The provisions of Section 4.04(a) shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

(2) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent Guarantor) of, Equity Interests of the Parent Guarantor (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Parent Guarantor; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.04(a)(iii)(B);

(3) the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Debt or Disqualified Stock of the Parent Guarantor made by an exchange for, or with the net cash proceeds from a substantially concurrent incurrence of, Permitted Refinancing Debt;

(4) the payment of any dividend (or any similar distribution) by a Restricted Subsidiary of the Parent Guarantor to the holders of its common Equity Interests on a pro rata basis;

(5) to the extent constituting Restricted Payments, the Specified Affiliate Payments; and

(6) so long as no Default has occurred and is continuing or would be caused thereby, the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor, or amounts paid to Holdings on account of any such acquisition or retirement for value of any Equity Interests of Holdings, held by any future, present or former employee, director, officer or consultant of Holdings (provided, that any such employees, officers or consultants devote (or previously devoted) a significant portion of their time to the business of the Parent Guarantor and its Subsidiaries) or the Parent Guarantor (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided, that such direct or indirect repurchase, redemption or other acquisition or retirement for value of Equity Interests may be made if a Default has occurred and is continuing if made pursuant to a management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement in effect on the Closing Date; provided further, that the aggregate price paid for all repurchases, redemptions, acquisitions or retirements of Equity Interests made under this clause (6) shall not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years, subject to a maximum amount of repurchases, redemptions or other acquisitions or retirements pursuant to this clause (6) (without giving effect to the immediately following proviso) of $5.0 million in any calendar year); provided further, that such amount in any calendar year may be increased by an amount not to exceed the sum of,

(a)	the cash proceeds received by the Parent Guarantor (including by way of capital contribution) since the Closing Date from the sale of Equity Interests of Holdings or the Parent Guarantor to employees, directors, officers or consultants of Holdings, the Parent Guarantor or its respective Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be excluded from the Restricted Payments Basket), and

(b)	the cash proceeds from key man life insurance policies received by the Parent Guarantor and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby) to the extent such proceeds are not included in the Consolidated Net Income of the Parent Guarantor; and

provided further, that cancellation of Debt owing to the Parent Guarantor from employees, directors, officers or consultants of the Parent Guarantor or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Parent Guarantor shall not be deemed to constitute a Restricted Payment for purposes of this Indenture;

(7)	the Recapitalization; and

(8)    so long as no Default has occurred and is continuing or would be caused thereby, Restricted Payments in an aggregate amount not to exceed $10.0 million.

In addition, if any Person in which an Investment is made, which Investment constituted a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (3) of the first paragraph of this covenant to the extent such Investments would not have been Restricted Payments had such Person been a Restricted Subsidiary at the time such Investments were made.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent Guarantor or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Parent Guarantor.

(d) In making the computations required by this covenant:

(1) the Parent Guarantor or the relevant Restricted Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Parent Guarantor for the remaining portion of such period; and

(2) the Parent Guarantor or the relevant Restricted Subsidiary shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Parent Guarantor and the Restricted Subsidiary that are available on the date of determination.

(e) For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses (1), (4), (5), (6) and (7) of Section 4.07(b) shall be considered a Restricted Payment for purposes of this Indenture.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) (i) pay dividends or make any other distributions to the Parent Guarantor or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Debt owed to the Parent Guarantor or any of its Restricted Subsidiaries;

(2) make loans or advances to the Parent Guarantor or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Parent Guarantor or any of its Restricted Subsidiaries.

(b) However, the restrictions set forth in Section 4.05(a) shall not apply to encumbrances or restrictions:

(1) under contracts in effect on the Closing Date, including the New Credit Facility and other Existing Debt and the related documentation;

(2) under this Indenture, the Securities, the Additional Securities and any other agreement entered into after the Closing Date; provided, that the encumbrances or restrictions in such agreements, taken as a whole, are not materially more restrictive than those contained in the foregoing agreements;

(3) under any agreement or other instrument of a Person acquired by the Parent Guarantor or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(4) existing under or by reason of purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of Section 4.05(a) above on the property so acquired;

(5) in the case of clause (3) of Section 4.05(a) above, (i) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent Guarantor or any Restricted Subsidiary not otherwise prohibited by this Indenture, (iii) contained in security agreements or mortgages securing Debt to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages or (iv) any Lien on property or assets of the Parent Guarantor or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(6) existing under or by reason of contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(7) on cash or other deposits or net worth imposed by leases, credit agreements, customer contracts or other agreements entered into in the ordinary course of business;

(8) in customary form under joint venture agreements and other similar agreements;

(9) any encumbrances or restrictions created with respect to Debt or Preferred Stock of Restricted Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to Section 4.03 up to an aggregate principal amount or liquidation preference at any time outstanding of $15.0 million; provided, that the Board of Directors of the Issuer determines (as evidenced by a resolution of the Board of Directors) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Issuer to make payments of interest and scheduled payments of principal on the Securities, in each case as and when due;

(10) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Parent Guarantor or any of its Restricted Subsidiaries or any of their businesses in connection with any development grant made or other assistance provided to the Parent Guarantor or any of its Restricted Subsidiaries by such governmental authority; or

(11) under any Permitted Refinancing Debt or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) of this Section 4.05(b); provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Parent Guarantor, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the contracts, instruments or obligations prior to the incurrence of such Debt or such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.06. Asset Sales.

(a) The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Parent Guarantor (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Parent Guarantor or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, (a) the lease entered into in connection with a sale-leaseback transaction shall not constitute part of the proceeds of such transaction and (b) each of the following shall be deemed to be cash:

(x)	any liabilities (as shown on the Parent Guarantor’s or such Restricted Subsidiary’s most recent balance sheet), of the Parent Guarantor or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or, in the case of liabilities of a Guarantor, the Security Guarantee of such Guarantor) that are assumed by the transferee of any such assets or from which the Issuer and its Restricted Subsidiaries are released; and

(y)	any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent Guarantor (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to repay (a) Senior Debt or (b) unsecured Senior Debt of the Issuer or any Guarantor; provided, that if the Parent Guarantor (or any such Subsidiary) shall so reduce unsecured Senior Debt, it shall equally and ratably make an Asset Sale Offer to all Holders (in accordance with the procedures set forth in Section 4.06(c) and Section 3.09 for an Asset Sale Offer);

(2) in the case of an Asset Sale by a Foreign Subsidiary of the Issuer, to repay Debt of that Foreign Subsidiary;

(3) to make capital expenditures or to acquire properties or assets that will be used or useful in the Permitted Business of the Parent Guarantor or any of its Restricted Subsidiaries; or

(4) to the acquisition of a controlling interest in a Person engaged in a Permitted Business;

Pending the final application of any Net Proceeds, the Parent Guarantor or any Restricted Subsidiary may temporarily reduce borrowing under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of Section 4.06(b) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall:

(1) make an Asset Sale Offer to all Holders of Securities in accordance with Section 3.09; and

(2) prepay, purchase or redeem (or make an offer to do so) any other unsecured Senior Debt in accordance with provisions governing such Debt requiring the prepayment, purchase or redemption of such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Securities and such other unsecured Senior Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Securities pursuant to such Asset Sale Offer to purchase the maximum principal amount of Securities that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase subject to the right of holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth in this Indenture.

(d) If any Excess Proceeds remain after completion of an Asset Sale Offer and any prepayment, purchase, redemption or tender of or for unsecured Senior Debt, the Issuer, the Parent Guarantor or the Restricted Subsidiary of the Parent Guarantor, as the case may be, may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase Securities, the Trustee shall select the Securities to be purchased on a pro rata basis as provided in Section 3.09. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, the Parent Guarantor may commence an Asset Sale Offer prior to the expiration of 365 days after the occurrence of an Asset Sale.

SECTION 4.07. Transactions with Affiliates.

(a) The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance, guarantee or other transaction with, or for the benefit of, any Person that, prior to such transaction, was an Affiliate of the Parent Guarantor (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Guarantor or such Restricted Subsidiary with an unrelated Person; and

(2) the Parent Guarantor delivers to the Trustee:

(i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.07(a) and that such Affiliate Transaction has been approved by a majority of the members of its Board of Directors; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Parent Guarantor or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

(b) Notwithstanding Section 4.07(a), none of the following shall be prohibited by this Section 4.07 (or be deemed to be an Affiliate Transactions):

(1) any employment agreements, consulting agreements, non-competition agreements, stock purchase or option agreements, collective bargaining agreements, employee benefit plans or arrangements (including vacation plans, health and life insurance plans, deferred compensation plans, stock loan programs, long term incentive plans, directors’ and officers’ indemnification agreements and retirement, savings or similar plans), related trust agreements or any similar arrangements, in each case in respect of employees, officers or directors and entered into in the ordinary course of business, any payments or other transactions contemplated by any of the foregoing and any other payments of compensation to employees, officers, directors or consultants in the ordinary course of business;

(2) transactions between or among (i) the Parent Guarantor and/or its Restricted Subsidiaries or (ii) the Parent Guarantor and/or one or more of its Restricted Subsidiaries and any joint venture; provided, no Affiliate of the Parent Guarantor (other than a Restricted Subsidiary) owns any of the Equity Interests in any such joint venture;

(3) Restricted Payments that are permitted by Section 4.04;

(4) loans or advances to employees (or loans to Holdings, all of the proceeds of which are used to make loans or advances to employees, or guarantees of third-party loans to employees) in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(5) payments to (a) Investcorp and its Affiliates or any other holder of Capital Stock (whether or not such Persons are Affiliates of the Parent Guarantor) for annual management, consulting and advisory fees and related expenses, provided that the amount of such fees does not exceed $1.5 million in the aggregate per annum and (b)to or for the benefit of Investcorp and its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and related expenses, including in connection with acquisitions, divestitures or any Change of Control, which payments are on terms that are no less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Guarantor or such Restricted Subsidiary with an unrelated Person and approved by the Board of Directors of the Parent Guarantor or such Restricted Subsidiary, as applicable, in good faith;

(6) any agreement as in effect on the Closing Date (including, without limitation, any tax sharing agreements; any royalty or licensing agreements; any intercompany service agreements providing warranty services, distribution rights, administrative services, engineering support and similar services; and any original equipment manufacturer agreements or similar production agreements) or any amendment thereto (so long as any such amendment is not disadvantageous to the holders in any material respect) or any transaction that is part of the Recapitalization;

(7) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services (including original equipment manufacturer agreements or similar production agreements), in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture and on terms that are no less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Guarantor or such Restricted Subsidiary with an unrelated Person, in each case in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof;

(8) any transaction on arm’s length terms with non-affiliates that become Affiliates as a result of such transaction; and

(9) the issuance of Equity Interests (other than Disqualified Stock) of the Parent Guarantor to Affiliates of the Parent Guarantor.

SECTION 4.08. Change of Control.

(a) Upon the occurrence of a Change of Control, unless all Securities have been called for redemption pursuant to Section 3.07, each Holder of Securities shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities pursuant to a Change of Control Offer made pursuant to Section 3.09 at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders of Securities on the relevant record date to receive interest due on the relevant interest payment date.

(b) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.09. Compliance Certificates. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do have such knowledge, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.

The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after any Senior Officer of the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

SECTION 4.10. Limitation on Designations of Unrestricted Subsidiaries.

(a) The Board of Directors may designate (a “Designation”) any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Parent Guarantor) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent Guarantor or any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary, so long as such Designation would not cause a Default, provided, that:

(1) any then existing Guarantee by the Parent Guarantor or any Restricted Subsidiary of any Debt of the Subsidiary being so designated shall be deemed an “incurrence” of such Debt at the time of such Designation; and

(2) either (i) the Subsidiary to be so designated has total assets of $1.0 million or less or (ii) if such Subsidiary has assets greater than $1.0 million, the “incurrence” of Debt referred to in clause (1) of this Section 4.10(a) would be permitted under Section 4.03.

(b) If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Parent Guarantor and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be Restricted Payments made at the time of such Designation and will reduce the amount available for Restricted Payments under Section 4.04 or under one or more clauses of the definition of “Permitted Investments”, as determined by the Issuer. The amount of such outstanding Investments shall equal (a) the Fair Market Value of the net assets of any Subsidiary of the Parent Guarantor at the time that such Subsidiary is designated an Unrestricted Subsidiary multiplied by (b) the aggregate direct and indirect ownership interest of the Parent Guarantor and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Parent Guarantor. Such Designation shall only be permitted if any such Restricted Payment would be permitted at such time and if the Restricted Subsidiary otherwise meets the definition of Unrestricted Subsidiary.

(c) The Board of Directors of the Parent Guarantor may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”), provided, that:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; and

(2) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

(d) Any such Designation or Revocation by the Board of Directors after the Closing Date shall be evidenced to the Trustee by promptly filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such Designation or Revocation and an Officers’ Certificate certifying that such Designation or Revocation complied with the foregoing provisions and was permitted by Section 4.03 and Section 4.04.

(e) If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent Guarantor as of such date and, if such Debt is not permitted to be incurred as of such date under Section 4.03, a Default will have occurred.

SECTION 4.11. Liens.

(a) The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien, or upon any sale, exchange or transfer to any Person not an Affiliate of the property or assets secured by such Lien or of all of the Capital Stock or all or substantially all the assets of any Restricted Subsidiary creating such Lien; provided, that:

(1) if such other Debt constitutes Subordinated Debt or is otherwise subordinate or junior in right of payment to the Obligations under this Indenture, the Securities or the relevant Security Guarantee, as the case may be, such Lien is expressly made prior and senior in priority to the Lien securing such other Debt; or

(2) in any other case, such Lien ranks equally and ratably with or prior to the Lien securing the other Debt or obligations so secured.

SECTION 4.12. Additional Security Guarantees. If the Parent Guarantor or any of its Restricted Subsidiaries acquires or creates another Subsidiary (other than a Foreign Subsidiary of the Issuer) after the date of this Indenture, then that newly acquired or created Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel reasonably satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. Notwithstanding the foregoing, if any Restricted Subsidiary of the Parent Guarantor that is not a Guarantor shall Guarantee any Debt of the Issuer or any other Guarantor while the Securities are outstanding then such Restricted Subsidiary shall become a Guarantor under this Indenture and will execute a Security Guarantee in accordance with the provisions of this Indenture, which Security Guarantee shall be released upon release of such Guarantee of Debt of the Issuer or Guarantor or the repayment of such Debt.

(b) Any Restricted Subsidiary that is required to become a Guarantor shall do so by executing and delivering to the Trustee a supplemental indenture hereto as provided in Section 9.01.

SECTION 4.13. Business Activities. The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Parent Guarantor and its Restricted Subsidiaries taken as a whole.

SECTION 4.14. Limitations on Layered Debt. The Parent Guarantor shall not incur, and shall not permit the Issuer or any Guarantor to incur, any Debt (including Permitted Debt) that is contractually subordinated in right of payment to any other Debt of the Parent Guarantor, the Issuer or such Guarantor unless such Debt is also contractually subordinated in right of payment to the Securities and the applicable Security Guarantees on substantially identical terms; provided, however, that no Debt shall be deemed to be contractually subordinated in right of payment to any other Debt of the Parent Guarantor, the Issuer or a Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

SECTION 4.15. Sale and Leaseback Transactions . The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction, except for the Ireland Sale Leaseback Transaction; provided, that the Parent Guarantor or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

(a) the Parent Guarantor or the Restricted Subsidiary, as applicable, could have (i) incurred Debt in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Coverage Ratio Exception and (ii) incurred a Lien to secure such Debt pursuant to the covenant described above under Section 4.11;

(b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Parent Guarantor or the relevant Restricted Subsidiary and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(c) the transfer of assets in that sale and leaseback transaction is permitted by, and the Parent Guarantor or Restricted Subsidiary, as applicable, applies the proceeds of such transaction in compliance with, Section 4.06.

SECTION 4.16. Taxes. The Issuer will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

SECTION 4.17. Corporate Existence. Subject to Article 5 hereof, the Issuer and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of the Issuer, each Guarantor and their respective Subsidiaries; provided, however, that the Issuer and each Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer, each Guarantor and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of Securities.

ARTICLE V

SUCCESSOR ISSUER

SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets of the Issuer.

(a) Neither the Issuer nor the Parent Guarantor may (1) consolidate or merge with or into, or amalgamate or otherwise combine with or into another Person (whether or not the Parent Guarantor is the surviving entity), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent Guarantor and its Restricted Subsidiaries in one or more related transactions, to another Person unless:

(1) either (a) the Issuer or Parent Guarantor is the surviving entity or (b) the Person formed by or surviving any such consolidation, merger, amalgamation or other combination (if other than the Issuer or the Parent Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, or any country that is a member state of the European Union on the Closing Date (but excluding any jurisdictions where withholding or deduction on account of Taxes on any payments made by the Issuer on the notes would be required), provided, that if such Person is not a corporation, a corporation shall become a co-obligor of the notes concurrently with the consummation of such transaction;

(2) the Person formed by or surviving any such consolidation, merger, amalgamation or other combination (if other than the Issuer or the Parent Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer or the Parent Guarantor, as applicable, under the Securities, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the Trustee, and, in the case of any consolidation, merger, amalgamation or other combination involving the Issuer, continues to be a Wholly Owned Restricted Subsidiary of the Parent Guarantor;

(3) immediately after such transaction no Default exists; and

(4) the Parent Guarantor or the Person formed by or surviving any such consolidation or merger (if other than the Issuer or the Parent Guarantor), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception or (ii) have a Consolidated Coverage Ratio at least equal to the Consolidated Coverage Ratio of the Parent Guarantor for such four-quarter reference period.

In addition, the Parent Guarantor shall not, directly or indirectly, lease all or substantially all of its and the Restricted Subsidiaries’ properties or assets in one or more related transactions, to any other Person.

(b) Notwithstanding the foregoing, Section 5.01(a) will not apply to:

(1) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Parent Guarantor and its Restricted Subsidiaries; and

(2) any merger or consolidation of the Parent Guarantor or the Issuer with an Affiliate incorporated solely for the purpose of reforming the Parent Guarantor or Issuer in another jurisdiction or for the purpose of facilitating the formation of a Holding Company.

(c) Upon any consolidation, merger, amalgamation or other consolidation in which the Issuer (or the Parent Guarantor, as applicable) is not the continuing corporation, or any transfer of all or substantially all of the assets of the Parent Guarantor and its Restricted Subsidiaries in each case in accordance with this Section 5.01, the surviving corporation or the Person formed by or surviving any such consolidation or merger shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer (or the Parent Guarantor, as applicable) under the Securities (or the Security Guarantees, as applicable), this Indenture and the Registration Rights Agreement with the same effect as if such surviving corporation or the Person formed by or surviving any such merger or consolidation had been named as such.

SECTION 5.02. Merger, Consolidation or Sale of All or Substantially All Assets of a Guarantor.

(a) No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Issuer or another Guarantor), unless, subject to the provisions of Section 5.02(b),

(1)	either (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, this Indenture and the Registration Rights Agreement, or (b) the sale or other disposition does not violate Section 4.06; and

(2)	immediately after giving effect to such transaction, no Default exists.

(b) Notwithstanding Section 5.02(a), any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

(c) Upon any consolidation or merger in which a Guarantor is not the continuing corporation, or any sale or disposition of all or substantially all of the assets of a Guarantor (unless such sale or disposition does not violate Section 4.06), in each case in accordance with the foregoing, the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or to which such sale or other disposition is made (unless such sale or disposition does not violate Section 4.06), shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under its Security Guarantee, this Indenture and the Registration Rights Agreement with the same effect as if such surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or to which such sale or other disposition is made (unless such sale or disposition does not violate Section 4.06), had been named as such.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default and Remedies.

(a) Each of the following constitutes an “Event of Default” under this Indenture:

(1) default for 30 days in the payment when due of interest on the Securities;

(2) default in payment when due of the principal of or premium, if any, on the Securities;

(3) failure by the Parent Guarantor for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with Section 4.03, 4.04, 4.06, 4.08 or 5.01;

(4) failure by the Parent Guarantor for 60 days after receipt of notice given to the Parent Guarantor by the Trustee or to the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in this Indenture or the Securities;

(5) the failure by the Parent Guarantor or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated at the time exceeds $20.0 million;

(6) any judgment or decree for the payment of money in excess of $20.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Parent Guarantor or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(7) except as permitted by this Indenture, any Security Guarantee by the Parent Guarantor or any other Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee; and

(8) the Parent Guarantor or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Parent Guarantor that, taken together, constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a Bankruptcy Custodian of it or for any substantial part of its property;

(D)	makes a general assignment for the benefit of its creditors; or

(E)	is not generally paying its debts as they become due;

or takes any comparable action under any foreign laws relating to bankruptcy or insolvency; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Parent Guarantor or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Parent Guarantor that, taken together, constitute a Significant Subsidiary, in an involuntary case;

(B) appoints a Bankruptcy Custodian of the Parent Guarantor or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Parent Guarantor that, taken together, constitute a Significant Subsidiary, or for any substantial part of its or their property; or

(C) orders the winding up or liquidation of the Parent Guarantor or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Parent Guarantor that, taken together, constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days.

(b) The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effect by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(c) The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. For purposes of this Section, the term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

(d) A Default under clause (3) or (4) of Section 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Issuer in writing by registered or certified mail, return receipt requested, of the Default and the Issuer does not cure such Default within the time specified in clauses (3) and (4) of Section 6.01(a) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02. Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(8) or (9)) occurs and is continuing, the Trustee by notice to the Issuer in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Issuer, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(a)(8) or (9) occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

(b) At any time after a declaration of acceleration with respect to the Securities as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the Securities may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest or premium that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest or premium, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

SECTION 6.04. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of Securities or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of Securities may pursue any remedy with respect to this Indenture, the Securities or the Security Guarantees unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of Securities shall not use this Indenture to prejudice the rights of another Holder of Securities or to obtain a preference or priority over another Holder of Securities.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest or premium, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest and overdue principal to the extent lawful) and, to the extent lawful, the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Securities allowed in any judicial proceedings relative to the Issuer, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders of Securities for amounts due and unpaid on the Securities for principal, interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and premium, if any, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this

Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of Securities notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders of Securities. The Issuer shall deliver to the Trustee, forthwith upon any Senior Officer obtaining actual knowledge of any Default, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) (provided, that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office, from the Issuer or a Holder that such Default has occurred.

SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending May 15 and shall be transmitted within 60 calendar days thereafter.

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Issuer for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses of the Trustee’s counsel, accountants and experts. The Issuer and each Guarantor, jointly but not severally, shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an “Indemnified Party”) for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other person). The Trustee, in its capacity as Paying Agent,

Registrar, Custodian and agent for service of notice and demands, and the Trustee’s officers, directors, shareholders, agents and employees, when acting in such other capacity, shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such Indemnified Parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, that the Issuer shall not be required to pay such fees and expenses if it assumes such Indemnified Parties’ defense and, in such Indemnified Parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party’s own willful misconduct, negligence or bad faith. The Issuer need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

The Trustee’s right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Debt of the Issuer and the Securities shall be subordinate to the Trustee’s rights to receive such payment.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(8) or (9) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Holder of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s and Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article VII.

In case at the time such successor or successors by consolidation, merger, conversion or transfer shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Legal Defeasance and Covenant Defeasance.

(a) The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

(b) Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from their obligations with respect to the Securities and any Security Guarantees and to have cured all then existing Events of Default on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and each Guarantor shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities and Security Guarantees, which Securities and Security Guarantees shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Article VIII, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Issuer’s obligations with respect to the Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 7.07 and 7.08, which shall survive until the Securities have been paid in full (thereafter, the Issuer’s obligations in Section 7.07 shall survive), (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith and (iv) this Section 8.01 and Section 8.02. Subject to compliance with this Article VIII, the Issuer may exercise its Legal Defeasance option notwithstanding the prior exercise of its Covenant Defeasance option.

(c) Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 5.01(a)(4) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed “outstanding” for all the other purposes hereunder (it being understood that such Securities and the related Security Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such

Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(a)(3), 6.01(a)(4) (with respect to compliance with Sections 4.02, 4.05, 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (with respect to Subsidiaries of the Parent Guarantor only) or Section 6.01(a)(9) (with respect to Subsidiaries of the Parent Guarantor only) shall not constitute Events of Default.

SECTION 8.02. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer or the Guarantors must irrevocably deposit with the Trustee (or another qualifying trustee, collectively for purposes of this Section 8.02 and Section 8.04, the “Trustee”), in trust, for the benefit of the Holders, cash in United States dollars, Government Notes, or a combination thereof, in such amounts as shall be sufficient (without reinvestment), in the opinion of a nationally recognized investment banking firm, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Securities are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuer or the Guarantors shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer and the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel, subject to customary assumptions and exclusions, shall confirm that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Parent Guarantor or any of its Subsidiaries is a party or by which the Parent Guarantor or any of its Subsidiaries is bound;

(f) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Securities over the other creditors of the Issuer or the Guarantors, as applicable, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or the Guarantors, as applicable, or others; and

(g) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.03. Satisfaction and Discharge of Indenture. Upon the request of the Issuer, this Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein), the Issuer and the Guarantors shall be discharged from their obligations under the Securities and the Security Guarantees, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Security Guarantees, the Registration Rights Agreement and the Securities when:

(a) either (i) all the Securities theretofore authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or paid and Securities that have been subject to defeasance under this Article VIII) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be and any Special Interest thereon;

(b) the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the Security Guarantees and the Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee and the Paying Agent under Section 8.04 and Section 2.04 shall survive.

SECTION 8.04. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.05, all money and Government Notes (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.02 or 8.03 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Notes deposited pursuant to this Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Securityholders of the outstanding Securities.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Notes held by it as provided in Section 8.02 or 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05. Repayment to Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Notes in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if the Issuer or any Guarantor makes any payment of principal of, premium or interest on any Security following the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.01. Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to or consent of any Holder of Securities:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(3) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Securities in the case of a merger, consolidation or sale of assets;

(4) to release any Security Guarantee in accordance with Section 11.02(b);

(5) to provide for additional Guarantors;

(6) to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors in good faith, does not materially adversely affect the legal rights of any such Holder under this Indenture;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(8) to conform the text of this Indenture or the Securities to any provision of the section in the Offering Circular entitled “Description of Notes” to the extent that such provision in the section in the Offering Circular entitled “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Guarantees or the Securities;

(9) to make any change to Article II, Section 4.01 or the Exhibits hereto that applies only to Additional Securities (other than a change relating to other provisions of this Indenture incorporated or referenced in Article II, Section 4.01 or any such Exhibit); or

(10) to allow any Guarantor to execute a supplemental indenture and/or a Security Guarantee with respect to the Securities.

After an amendment under this Section becomes effective, the Issuer shall mail to Holders of Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to any Holder of Securities but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provisions of this Indenture, the Securities and the Security Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of or tender offer or exchange offer for Securities). Notwithstanding the foregoing, without the consent of each Holder of Securities affected, an amendment or waiver shall not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Security, reduce any premium payable upon optional redemption of any Security or otherwise alter the provisions with respect to the redemption or repurchase of any Security (other than the provisions of Sections 4.06(a) or (b) or 4.08(b));

(3) reduce the rate of or change the time for payment of interest on any Security;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and a waiver of the payment default that resulted from such acceleration);

(5) make any Security payable in money other than that stated in the Securities;

(6) impair the rights of holders of Securities to receive payments of principal of or premium, if any, or interest or Special Interest on the Securities;

(7) make any change in this Section 9.02; or

(8) except as permitted by Section 11.02(b), release any Security Guarantee.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Issuer shall mail to Holders of Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation before the date the requisite number of consents are received by the Issuer or the Trustee. After an amendment or waiver becomes effective, it shall bind every Holder of Securities. An amendment or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee and any other conditions to effectiveness of such consent specified in the amendment or waiver are satisfied.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture, is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent. Neither the Issuer, the Parent Guarantor nor any Restricted Subsidiary of the Parent Guarantor shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders of Securities that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

[RESERVED]

ARTICLE XI

SECURITY GUARANTEES

SECTION 11.01. Security Guarantees.

(a) Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuer hereunder or thereunder (i) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, subject to any applicable grace period, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for expenses, indemnification or otherwise under this Indenture and the Securities (all of the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (g) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

(c) Each Guarantor further agrees that its Security Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(d) Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest or premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

(f) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

(g) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

(h) All payments made by a Guarantor under the Security Guarantee will be made without withholding or deduction for or on account of any present or future taxes, assessments or other governmental charges (“Taxes”) imposed by (i) the jurisdiction where such Guarantor is organized or otherwise considered to be a resident for tax purposes, (ii) any jurisdiction from or through which the Guarantor makes a payment under the Security Guarantee or (iii) any political organization or governmental authority of any of the foregoing having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless the Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under the Security Guarantee, the Guarantor will pay such additional amounts (“Additional Amounts”) to each Holder of Securities as may be necessary so that the net amount paid to such Holder of Securities (including Additional Amounts) after such withholding or deduction will equal the amount such Holder of Securities would have received in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable for or on account of (i) any Tax that would not have been imposed but for the existence of any connection between the Holder or beneficial owner of the Security and the Relevant Taxing Jurisdiction other than the mere holding of the note or enforcement of rights thereunder or the receipt of payments in respect thereof; (ii) any Tax that would not have been imposed but for the failure of the Holder or beneficial owner of the Security to comply with any written request of the Issuer or the Guarantor, after reasonable notice, to satisfy any certification, identification or other reporting requirements concerning the nationality, residence or identity of the Holder that are required by the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax; (iii) a withholding or deduction imposed on a payment that is required to be made pursuant to any European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive; or (iv) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Tax.

SECTION 11.02. Limitation on Liability; Release.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be guaranteed without rendering the Security Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) This Guarantee as to any Guarantor shall terminate and be of no further force or effect, and any such Guarantor shall be automatically released and relieved of any obligations under its Security Guarantee and this Indenture, upon (i) the designation (in accordance with the provisions of this Indenture) of such Guarantor as an Unrestricted Subsidiary, (ii) the sale or other disposition of all or substantially all of the assets of such Guarantor in accordance with the terms of this Indenture, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Parent Guarantor or a Restricted

Subsidiary of the Parent Guarantor, or a sale or other disposition of all of the Capital Stock of any Guarantor then held by the Parent Guarantor and its Restricted Subsidiaries to a Person that is not (either before or after giving effect to such transaction) the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor, (iii) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Parent Guarantor, provided, in the case of clause (ii) or (iii) that such portion of the Net Proceeds as is applied on or before the date of such release is applied in accordance with Section 4.06 to the extent required thereby. If the Security Guarantee of any Guarantor terminates pursuant to the foregoing provisions, such Person shall irrevocably cease to be a Guarantor or otherwise a party to this Indenture and, upon request by the Issuer, the Trustee shall execute appropriate instruments acknowledging such irrevocable termination and the irrevocable release of such Person from its obligations hereunder.

SECTION 11.03. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

ARTICLE XII

[RESERVED]

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuer and/or any Guarantor:

Stratus Technologies, Inc.
111 Powdermill Road
Maynard, Massachusetts 01754-3409
Attention:	Robert C. Laufer
Frederick S. Prifty, Esq.
Telecopier:	(978) 461-3750

with copies to:

Investcorp International Inc.
280 Park Avenue
New York, New York 10017
Attention:	Lars C. Haegg

Gibson, Dunn & Crutcher, LLP 200 Park Avenue New York, New York 10166
Attention:	Joerg H. Esdorn, Esq.

if to the Trustee:

U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107-2292 Attention of: Corporate Trust Administration
Telecopier:	(651) 495-8097

The Issuer, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of Securities shall be made in compliance with Section 313(c) of the TIA and mailed to the Holder of Securities at the address of the Holder of Securities as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder of Securities or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. Communication by Holders with Other Holders. Holders of Securities may communicate pursuant to TIA § 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

To the extent applicable, the Issuer shall comply with Section 314(c)(3) of the TIA.

SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders of Securities. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.09. GOVERNING LAW. THIS INDENTURE, THE SECURITIES AND THE SECURITIES GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.10. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 5.02.

SECTION 13.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.13. Severability. In case any one or more of the provisions in this Indenture, in the Securities or in the Security Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Parent Guarantor or any of its Subsidiaries or any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.15. Agent for Service of Process.The Issuer and each Guarantor that is a Domestic Subsidiary hereby irrevocably (1) submit to the non-exclusive jurisdiction of any United States Federal or New York State court located in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out of, or relating to the Securities, the Security Guarantees, this Indenture, the Registration Rights Agreement or any transaction contemplated thereby and (2) designate and appoint CSC Corporation Service Company, whose offices are currently located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, as its authorized agent for receipt of service of process in any such suit, action or proceeding. The Parent Guarantor and each Guarantor other than the Guarantors referred to in the prior sentence hereby irrevocably (1) submit to the non-exclusive jurisdiction of any United States Federal or New York State court located in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out of, or relating to the Securities, the Security Guarantees, this Indenture, the Registration Rights Agreement or any transaction contemplated thereby and (2) designate and appoint National Registered Agents, Inc., 440 Ninth Avenue, New York, New York 10001, as its authorized agent for receipt of service of process in any such suit, action or proceeding.

SECTION 13.16. No Personal Liability. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities. Each Holder of Securities by accepting a Security waives and releases all such liability.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

STRATUS TECHNOLOGIES, INC.

by:	/s/ Robert C. Laufer
Name: Robert C. Laufer
Title:

STRATUS TECHNOLOGIES INTERNATIONAL, S.À R.L.

by:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

STRATUS EQUITY S.À R.L.

by:	/s/ Robert C. Laufer
Name: Robert C. Laufer
Title:

SRA TECHNOLOGIES CYPRUS, LTD.

by:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

STRATUS TECHNOLOGIES BERMUDA LTD.

by:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

STRATUS TECHNOLOGIES IRELAND LIMITED

by:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

STRATUS RESEARCH & DEVELOPMENT LTD.

by:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

CEMPRUS, LLC

by:	/s/ Frederick S. Prifty
Name: Frederick S. Prifty
Title: President & Manager

CEMPRUS TECHNOLOGIES, INC.

by:	/s/ Frederick S. Prifty
Name: Frederick S. Prifty
Title: President & Director

U.S. BANK NATIONAL ASSOCIATION

by:	/s/ Frank P. Leslie
Name: Frank P. Leslie
Title: Vice President

EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

[RESTRICTED SECURITIES LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT SHALL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO PARENT GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT SHALL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[GLOBAL SECURITIES LEGEND]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO

Exhibit A

i

ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

STRATUS TECHNOLOGIES, INC.

10.375% SENIOR NOTE DUE 2008

No.	CUSIP No.

$

Stratus Technologies, Inc., a Delaware corporation (the “Issuer”), promises to pay to             , or its registered assigns, the principal sum of              in U.S. Dollars on December 1, 2008.

Interest Payment Dates:	June 1 and December 1

Record Dates:	May 15 and November 15

Additional provisions of this Security are set forth on the other side of this Security.

Exhibit A

STRATUS TECHNOLOGIES, INC.,

by
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in this Indenture,		[Seal]
by
Authorized Signatory

Exhibit A

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

10.375% SENIOR NOTE DUE 2008

1.	Interest

Stratus Technologies, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above and shall pay Special Interest, if any, payable pursuant to the relevant Registration Rights Agreement.

The Issuer shall pay interest (including Special Interest, if any), in cash, semi-annually in arrears on June 1 and December 1 of each year commencing on June 1, 2004. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Security. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal, interest and Special Interest at a rate that is 1% higher than the otherwise applicable interest rate.

2.	Method of Payment

The Issuer shall pay interest (except defaulted interest but including Special Interest, if any) on the Securities to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) shall act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Issuer issued the Securities under an Indenture dated as of November 18, 2003 (the “Indenture”), among the Issuer, the Initial Guarantors and the Trustee. The terms of the Securities include those stated in this Indenture and those made part of this Indenture by reference to the TIA. Terms defined in this Indenture and not defined herein have the meanings ascribed thereto in this Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to this Indenture and the TIA for a statement of those terms.

The Securities are unsecured senior obligations of the Issuer. Subject to the conditions set forth in this Indenture, the Issuer may issue Additional Securities in an unlimited principal amount. This Security is one of the Initial Securities referred to in this Indenture. The Securities

Exhibit A

iv

include the Initial Securities, the Additional Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to this Indenture. The Initial Securities, the Additional Securities and the Exchange Securities are treated as a single class of securities under this Indenture. This Indenture imposes certain limitations on the incurrence of Debt by the Issuer and its Restricted Subsidiaries; the payment of dividends and other payments by the Issuer and its Restricted Subsidiaries; Investments; sales of assets of the Issuer and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Issuer and its Restricted Subsidiaries may operate; Liens; and consolidations, mergers and transfers of all or substantially all of the Issuer’s or a Guarantor’s assets. In addition, this Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

The Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of this Indenture.

5.	Optional Redemption

Except as set forth in the next three paragraphs, the Securities may not be redeemed at the Issuer’s option prior to December 1, 2006. Thereafter, the Securities shall be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon (including Special Interest, if any) to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Period	Redemption Price
2006	105.188%
2007	102.594%

In addition, at any time and from time to time, prior to December 1, 2006, the Issuer may redeem up to 40% of the sum or (1) the original aggregate principal amount of Initial Securities issued under this Indenture and (2) the original aggregate principal amount of Additional Securities issued under this Indenture, if any, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Special Interest, if any) to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with either (i) the net cash proceeds of a Public Equity Offering of the Parent Guarantor or (ii) a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Public Equity Offering of Holdings; provided that at least 60% of the sum of (x) the original aggregate principal amount of Initial Securities issued under this Indenture and (y) the original aggregate principal amount of Additional Securities issued under this Indenture, if any, (in each case excluding Securities held by the Parent Guarantor and its Subsidiaries) remains outstanding immediately after the occurrence of any such redemption; and provided further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

Exhibit A

v

At any time on or prior to December 1, 2006, the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days’ prior notice (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest (including Special Interest, if any) to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

The Issuer may redeem the notes, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of Securities, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date ) (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if, on the next date on which any amount would be payable in respect of the Securities any Guarantor is or would be required to pay Additional Amounts as a result of:

(1)	any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation, which change or amendment is formally proposed and becomes effective after the date of this Indenture; or

(2)	any change or amendment to the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation is formally proposed and becomes effective after the date of this Indenture, and, in either case, the relevant Guarantor cannot avoid any such payment obligation by taking all reasonable measures available to it. The Issuer will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the relevant Guarantor would be obligated to make such payment or withholding if a payment in respect of the notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Opinion of Counsel, to the effect that such a change or amendment has occurred and an Officer’s Certificate to the effect that the Guarantor cannot avoid the obligation to pay Additional Amounts by taking reasonable measures.

6.	Notices of Redemption

Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with this Indenture, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a

Exhibit A

vi

defeasance of Securities or a satisfaction and discharge of this Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis (among the Initial Securities and any Additional Securities, as one class), by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable (subject to any procedures of the Depositary), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, unless the Issuer defaults in payment of the redemption price, interest and Special Interest ceases to accrue on Securities or portions of them called for redemption.

7.	Repurchase at the Option of the Holder

Upon a Change of Control, any Holder of Securities shall have the right, subject to certain conditions set forth in this Indenture, to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon (including Special Interest, if any) to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, this Indenture.

When the aggregate amount of Excess Proceeds from Asset Sales exceeds $10.0 million, the Issuer will:

(1) make an offer to all Holders of Securities; and

(2) prepay, purchase or redeem (or make an offer to do so) any other unsecured Senior Debt in accordance with provisions governing such Debt requiring the prepayment, purchase or redemption of such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Securities and such other unsecured Senor Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Securities that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest and Special Interest (if any) to the date of purchase, subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date in accordance with procedures set forth in the Indenture.

8.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with

Exhibit A

vii

this Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by this Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

9.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Issuer at its request, or if then held by the Issuer or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

11.	Discharge and Defeasance

Subject to certain conditions set forth in this Indenture, the Issuer at any time may terminate some or all of its obligations under this Indenture, the Security Guarantees, the Registration Rights Agreement and the Securities if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.	Amendment, Waiver

Subject to certain exceptions set forth in this Indenture, (i) this Indenture, the Securities or the Security Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any existing default or noncompliance with any provision of this Indenture, the Securities or the Security Guarantees (other than payment of principal, premium, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in this Indenture, without the consent of any Holder of Securities, the Issuer and the Trustee may amend this Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security Guarantee in accordance with the provisions of this Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the

Exhibit A

viii

Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under this Indenture, the Securities or the Security Guarantees, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, to conform the text of this Indenture or the Securities to any provision of the section in the Offering Circular entitled “Description of Notes” to the extent that such provision of the section in the Offering Circular entitled “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Guarantees or the Securities, to provide for the issuance of Additional Securities in compliance with Article II and Section 4.03 of this Indenture, or to allow any Guarantor to execute a supplemental indenture and/or a Security Guarantee with respect to the Securities.

13.	Defaults and Remedies

Under this Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on, or Special Interest with respect to, the Securities; (ii) default in payment when due of the principal of or premium, if any, on the Securities; (iii) failure by the Parent Guarantor for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities to comply with Section 4.03, 4.04, 4.06, 4.08 or 5.01 of this Indenture; (iv) failure by the Parent Guarantor for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in this Indenture or the Securities; (v) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $20.0 million; (vi) any judgment or decree for the payment of money in excess of $20.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Parent Guarantor or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vii) any Security Guarantee by the Parent Guarantor or any other Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee; or (viii) certain events of bankruptcy or insolvency with respect to the Parent Guarantor or any of its Restricted Subsidiaries that is a Significant Subsidiary.

Holders of Securities may not enforce this Indenture or the Securities except as provided in this Indenture. The Trustee may refuse to enforce this Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default (except a Default in payment of principal, premium, if any, interest or Special Interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

Exhibit A

ix

14.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

16.	Governing Law

THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Exhibit A

x

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Exhibit A

xi

The Issuer shall furnish to any Holder of Securities upon written request and without charge to the Holder of Securities a copy of this Indenture which has in it the text of this Security in larger type. Requests may be made to:

Stratus Technologies, Inc.

111 Powdermill Road

Maynard, Massachusetts 01754-3409

Attention of Secretary

Exhibit A

xii

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:                      Your Signature:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Sign exactly as your name appears on the other side of this Security.

Exhibit A

xiii

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF

TRANSFER RESTRICTED SECURITIES

Reference is hereby made to that certain Indenture dated November 18, 2003 (the “Indenture”) between Stratus Technologies, Inc., as Issuer (the “Issuer”), the Initial Guarantors (as defined therein) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in this Indenture.

This certificate relates to $             principal amount of Securities held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)	☐ to the Issuer or any of its subsidiaries; or

(2)	☐ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(3)	☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(4)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

(5)	☐ inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter is attached to the Indenture as Exhibit C and which may be obtained from the Trustee); or

Exhibit A

xiv

(6)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(7)	☐ in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 thereunder.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

Exhibit A

xv

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

Exhibit A

xvi

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of this Indenture, check the box:

☐  4.06 Asset Sale   ☐  4.08 Change of Control

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of this Indenture, state the amount: $            .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Exhibit A

xvi

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]

[GLOBAL SECURITIES LEGEND]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

STRATUS TECHNOLOGIES, INC.

10.375% SENIOR NOTE DUE 2008

No.	CUSIP No.

$

Stratus Technologies, Inc., a Delaware corporation (the “Issuer”), promises to pay to             , or its registered assigns, the principal sum of              in U.S. Dollars on December 1, 2008.

Interest Payment Dates:	June 1 and December 1

Record Dates:	May 15 and November 15

Additional provisions of this Security are set forth on the other side of this Security.

Exhibit B

STRATUS TECHNOLOGIES, INC.,

by
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in this Indenture,		[Seal]
by
Authorized Signatory

Exhibit B

v

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

10.375% SENIOR NOTE DUE 2008

1.	Interest

Stratus Technologies, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above and shall pay Special Interest, if any, payable pursuant to the relevant Registration Rights Agreement.

The Issuer shall pay interest (including Special Interest, if any), in cash, semi-annually in arrears on June 1 and December 1 of each year commencing on June 1, 2004. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Security. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal, interest and Special Interest at a rate that is 1% higher than the otherwise applicable interest rate.

2.	Method of Payment

The Issuer shall pay interest (except defaulted interest but including Special Interest, if any) on the Securities to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) shall act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Issuer issued the Securities under an Indenture dated as of November 18, 2003 (the “Indenture”), among the Issuer, the Initial Guarantors and the Trustee. The terms of the Securities include those stated in this Indenture and those made part of this Indenture by reference to the TIA. Terms defined in this Indenture and not defined herein have the meanings ascribed thereto in this Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to this Indenture and the TIA for a statement of those terms.

The Securities are unsecured senior obligations of the Issuer. Subject to the conditions set forth in this Indenture, the Issuer may issue Additional Securities in an unlimited principal amount. This Security is one of the Exchange Securities referred to in this Indenture. The

Exhibit B

Securities include the Initial Securities, the Additional Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to this Indenture. The Initial Securities, the Additional Securities and the Exchange Securities are treated as a single class of securities under this Indenture. This Indenture imposes certain limitations on the incurrence of Debt by the Issuer and its Restricted Subsidiaries; the payment of dividends and other payments by the Issuer and its Restricted Subsidiaries; Investments; sales of assets of the Issuer and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Issuer and its Restricted Subsidiaries may operate; Liens; and consolidations, mergers and transfers of all or substantially all of the Issuer’s or a Guarantor’s assets. In addition, this Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

The Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of this Indenture.

5.	Optional Redemption

Except as set forth in the next two paragraphs, the Securities may not be redeemed at the Issuer’s option prior to December 1, 2006. Thereafter, the Securities shall be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon (including Special Interest, if any) to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Period	Redemption Price
2006	105.188%
2007 and thereafter	102.594%

In addition, at any time and from time to time, prior to December 1, 2006, the Issuer may redeem up to 40% of the sum or (1) the original aggregate principal amount of Initial Securities issued under this Indenture and (2) the original aggregate principal amount of Additional Securities issued under this Indenture, if any, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Special Interest, if any) to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with either (i) the net cash proceeds of a Public Equity Offering of the Parent Guarantor or (ii) a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Public Equity Offering of Holdings; provided that at least 60% of the sum of (x) the original aggregate principal amount of Initial Securities issued under this Indenture and (y) the original aggregate principal amount of Additional Securities issued under this Indenture, if any, (in each case excluding Securities held by the Parent Guarantor and its Subsidiaries) remains outstanding immediately after the occurrence of any such redemption; and provided further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

Exhibit B

At any time on or prior to December 1, 2006, the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days’ prior notice (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest (including Special Interest, if any) to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

The Issuer may redeem the notes, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of Securities, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date ) (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if, on the next date on which any amount would be payable in respect of the Securities any Guarantor is or would be required to pay Additional Amounts as a result of:

(1)	any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation, which change or amendment is formally proposed and becomes effective after the date of this Indenture; or

(2)	any change or amendment to the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation is formally proposed and becomes effective after the date of this Indenture, and, in either case, the relevant Guarantor cannot avoid any such payment obligation by taking all reasonable measures available to it. The Issuer will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the relevant Guarantor would be obligated to make such payment or withholding if a payment in respect of the notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Opinion of Counsel, to the effect that such a change or amendment has occurred and an Officer’s Certificate to the effect that the Guarantor cannot avoid the obligation to pay Additional Amounts by taking reasonable measures.

6.	Notices of Redemption

Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with this Indenture, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a

Exhibit B

defeasance of Securities or a satisfaction and discharge of this Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis (among the Initial Securities and any Additional Securities, as one class), by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable (subject to any procedures of the Depositary), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, unless the Issuer defaults in payment of the redemption price, interest and Special Interest ceases to accrue on Securities or portions of them called for redemption.

7.	Repurchase at the Option of the Holder

Upon a Change of Control, any Holder of Securities shall have the right, subject to certain conditions set forth in this Indenture, to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon (including Special Interest, if any) to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, this Indenture.

When the aggregate amount of Excess Proceeds from Asset Sales exceeds $10.0 million, the Issuer will:

(1) make an offer to all Holders of Securities; and

(2) prepay, purchase or redeem (or make an offer to do so) any other unsecured Senior Debt in accordance with provisions governing such Debt requiring the prepayment, purchase or redemption of such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Securities and such other unsecured Senor Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Securities that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest and Special Interest (if any) to the date of purchase, subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date in accordance with procedures set forth in the Indenture.

8.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with

Exhibit B

this Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by this Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

9.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Issuer at its request, or if then held by the Issuer or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

11.	Discharge and Defeasance

Subject to certain conditions set forth in this Indenture, the Issuer at any time may terminate some or all of its obligations under this Indenture, the Security Guarantees, the Registration Rights Agreement and the Securities if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.	Amendment, Waiver

Subject to certain exceptions set forth in this Indenture, (i) this Indenture, the Securities or the Security Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any existing default or noncompliance with any provision of this Indenture, the Securities or the Security Guarantees (other than payment of principal, premium, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in this Indenture, without the consent of any Holder of Securities, the Issuer and the Trustee may amend this Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security Guarantee in accordance with the provisions of this Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the

Exhibit B

x

Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under this Indenture, the Securities or the Security Guarantees, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, to conform the text of this Indenture or the Securities to any provision of the section in the Offering Circular entitled “Description of Notes” to the extent that such provision of the section in the Offering Circular entitled “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Guarantees or the Securities, to provide for the issuance of Additional Securities in compliance with Article II and Section 4.03 of this Indenture, or to allow any Guarantor to execute a supplemental indenture and/or a Security Guarantee with respect to the Securities.

13.	Defaults and Remedies

Under this Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on, or Special Interest with respect to, the Securities; (ii) default in payment when due of the principal of or premium, if any, on the Securities; (iii) failure by the Parent Guarantor for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities to comply with Section 4.03, 4.04, 4.06, 4.08 or 5.01 of this Indenture; (iv) failure by the Parent Guarantor for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in this Indenture or the Securities; (v) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $20.0 million; (vi) any judgment or decree for the payment of money in excess of $20.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Parent Guarantor or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vii) any Security Guarantee by the Parent Guarantor or any other Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee; or (viii) certain events of bankruptcy or insolvency with respect to the Parent Guarantor or any of its Restricted Subsidiaries that is a Significant Subsidiary.

Holders of Securities may not enforce this Indenture or the Securities except as provided in this Indenture. The Trustee may refuse to enforce this Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default (except a Default in payment of principal, premium, if any, interest or Special Interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

Exhibit B

14.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

16.	Governing Law

THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Exhibit B

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Exhibit B

The Issuer shall furnish to any Holder of Securities upon written request and without charge to the Holder of Securities a copy of this Indenture which has in it the text of this Security in larger type. Requests may be made to:

Stratus Technologies, Inc.

111 Powdermill Road

Maynard, Massachusetts 01754-3409

Attention of Secretary

Exhibit B

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:                              Your Signature:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Sign exactly as your name appears on the other side of this Security.

Exhibit B

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

Exhibit B

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of this Indenture, check the box:

☐  4.06 Asset Sale  ☐  4.08 Change of Control

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of this Indenture, state the amount: $            .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Exhibit B

EXHIBIT C

[FORM OF CERTIFICATE OF TRANSFER]

Stratus Technologies, Inc.

111 Powdermill Road

Maynard, Massachusetts 01754-3409

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Attn: Corporate Trust Trustee Administration

Re:	Stratus Technologies, Inc. (the “Issuer”)

10.375% Senior Notes due 2008 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of November 18, 2003 (the “Indenture”), among Stratus Technologies, Inc., as issuer (the “Company”), Stratus Technologies International, S.à r.l., (the “Parent Guarantor”), Stratus Equity, S.à r.l., SRA Technologies Cyprus, Ltd., Stratus Technologies Bermuda, Ltd., Stratus Technologies Ireland Limited, Stratus Research & Development Ltd., Cemprus, LLC and Cemprus Technologies, Inc. and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $                     in such Security[ies] or interests (the “Transfer”), to                                  (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with all applicable securities laws of the states of the United States and other jurisdictions. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S. The Transfer is being

Exhibit C

i

effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, (A) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (B) the interest transferred will be held immediately after the transfer by Euroclear Bank, S.A./N.V. or Clearstream Banking, S.A. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security, the Regulation S Temporary Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b) ☐ such Transfer is being effected to the Parent Guarantor or a subsidiary thereof;

OR

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

OR

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this

Exhibit C

ii

certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Security and/or the Restricted Definitive Securities and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit C

iii

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(a)	☐ a beneficial interest in the.

(i)	☐ 144A Global Security (CUSIP ), or

(ii)	☐ Regulation S Global Security (CUSIP ), or

(iii)	☐ IAI Global Security (CUSIP ); or

(b)	☐ a Restricted Definitive Security.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Security (CUSIP ), or

(ii)	☐ Regulation S Global Security (CUSIP ), or

(iii)	☐ IAI Global Security (CUSIP ); or

(iv)	☐ Unrestricted Global Security (CUSIP ); or

(b)	☐ a Restricted Definitive Security; or

(c)	☐ an Unrestricted Definitive Security,

     in accordance with the terms of the Indenture.

Exhibit C

iv

EXHIBIT D

[FORM OF CERTIFICATE OF EXCHANGE]

Stratus Technologies, Inc.

111 Powdermill Road

Maynard, Massachusetts 01754-3409

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Attn: Corporate Trust Trustee Administration

Re:	Stratus Technologies, Inc. (the “Issuer”)

10.375% Senior Notes due 2008 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of November 18, 2003 (the “Indenture”), among Stratus Technologies, Inc., as issuer (the “Company”), Stratus Technologies International, S.à r.l., Stratus Equity, S.à r.l., SRA Technologies Cyprus, Ltd., Stratus Technologies Bermuda, Ltd., Stratus Technologies Ireland Limited, Stratus Research & Development Ltd., Cemprus, LLC and Cemprus Technologies, Inc. and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $                     in such Security[ies] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the

Exhibit D

i

Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] ☐ 144A Global Security, ☐ Regulation S Global Security, ☐ IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

Exhibit D

ii

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit D

iii

EXHIBIT E

[FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL

ACCREDITED INVESTOR]

Stratus Technologies, Inc.

111 Powdermill Road

Maynard, Massachusetts 01754-3409

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Attn: Corporate Trust Trustee Administration

Re:	Stratus Technologies, Inc. (the “Issuer”)

10.375% Senior Notes due 2008 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of November 18, 2003 (the “Indenture”), among Stratus Technologies, Inc., as issuer (the “Company”), Stratus Technologies International, S.à r.l., Stratus Equity, S.à r.l., SRA Technologies Cyprus, Ltd., Stratus Technologies Bermuda, Ltd., Stratus Technologies Ireland Limited, Stratus Research & Development Ltd., Cemprus, LLC and Cemprus Technologies, Inc. and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a) ☐          a beneficial interest in a Global Note, or

(b) ☐          a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you

Exhibit E

i

and to the Company a signed letter substantially in the form of this letter and , if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

Exhibit E

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